Exhibit 10.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and among

INLAND AMERICAN REAL ESTATE TRUST, INC.

(“Parent”)

and

IHP I OWNER JV, LLC

(“Buyer I”)

and

IHP WEST HOMESTEAD (PA) OWNER LLC,

(“Buyer II”)

and

NORTHSTAR REALTY FINANCE CORP.

(“Buyer Parent”)

dated as of

September 17, 2014

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-ii-

Annexes and Exhibits

Annex A	Selling Subsidiaries
Annex B	Prepaid Existing Loans
Annex C	Terminating Management Agreement
Annex D	Required Manager Consents
Annex E	Required Franchisor Consents
Annex F	Initial Purchase Price Allocation

-iii-

Exhibit A	Form of Deposit Escrow Agreement
Exhibit B-1	Form of Deed
Exhibit B-2	Form of Assignment of Ground Lease
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Ground Lease Estoppel
Exhibit F	Form of Owner’s Affidavit

-iv-

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of September 17, 2014 (this “Agreement”), is entered into by and among INLAND AMERICAN REAL ESTATE TRUST, INC., a corporation organized and existing under the laws of the State of Maryland (“Parent”), IHP I OWNER JV, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Buyer I”) and IHP WEST HOMESTEAD (PA) OWNER LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Buyer II” and, together with Buyer I, “Buyers” and, each individually, a “Buyer”), and, solely with respect to Article V, Section 10.11 and Article X (solely as such article relates to Article V and Section 10.11), NORTHSTAR REALTY FINANCE CORP., a corporation organized and existing under the laws of the State of Maryland (“Buyer Parent”).

RECITALS

WHEREAS, Parent owns, directly or indirectly, 100% of the outstanding equity interests of the entities set forth on Annex A (collectively, the “Selling Subsidiaries” and each, a “Selling Subsidiary”);

WHEREAS, each of the applicable Selling Subsidiaries owns the applicable Hotel Assets (as defined herein);

WHEREAS, Parent desires to cause the Selling Subsidiaries to sell to Buyers, and Buyers desire to purchase from the Selling Subsidiaries, on the terms and subject to the conditions set forth herein, the Hotel Assets; and

WHEREAS, Buyer Parent desires to become a party to this Agreement and to perform certain obligations set forth in this Agreement so as to induce Parent to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that Controls, is Controlled by or is under common Control with, such specified Person, directly or indirectly, through one or more intermediaries or otherwise.

“Assigned Contract” means any Contract to which any Selling Subsidiary is a party and which primarily relates to the use, maintenance, operation, provisioning or equipping of any Hotel; but excluding (a) the TRS Leases (b) any Terminating Management Agreement, (c) any

national, regional or other contract entered into by Parent, any Selling Subsidiary or any Manager pursuant to which goods or services are provided to hotels or properties owned by Parent or its Affiliates in addition to the Hotels and (d) any supply, service or vendor Contract with respect to any Hotel (i) which is not set forth in Section 4.6(c) of the Disclosure Schedule, (ii) which is not included in any of the categories of Contracts set forth in clauses (i) through (vi) of Section 4.6(c) and (iii) with respect to which, prior to the Closing, Buyers have delivered a written notice to Parent (within five (5) Business Days of either Buyer first becoming aware of the existence of such Contract (including by Parent’s posting of such Contract to Parent’s electronic dataroom)) that such Buyer has elected not to assume such Contract.

“Assumed Liabilities” means any liability or obligation (including in respect of Taxes) (a) of any Selling Subsidiary to be paid, performed, satisfied or discharged from and after the Closing under the Assigned Contracts, and in each case which relate to the period from and after Closing, (b) to the extent arising from and after the Closing relating to ownership, lease, operation or use of the Hotel Assets, (c) for which any Buyer or its Affiliates receive a proration or other credit at the Closing or (d) for which any Buyer or its Affiliates are otherwise made responsible pursuant to this Agreement or any Transaction Document.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York or a federal holiday in the United States.

“Confidentiality Agreements” mean, collectively, that certain (a) agreement between Chatham Lodging Trust and Parent, dated June 20, 2014 and (b) agreement between ND Investment-T, LLC and Parent, dated July 8, 2014.

“Consumables” means all opened and unopened food and alcoholic or non-alcoholic beverages located at the Hotels, but excluding the Excluded Property.

“Contract” means any legally binding agreement, commitment, lease, license or contract, in each case, which is executory.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by Contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cut-off Time” means 12:00:01 A.M. Chicago time on the Closing Date.

“Declarant” has the meaning ascribed to such term in the Specified Declaration.

“Deposit Escrow Agent” means the national office of First American Title Company located at 30 N. LaSalle Street, Suite 2200, Chicago IL 60602.

“Disclosure Schedule” means the disclosure schedules attached hereto.

“Dollars” or “$” mean the lawful currency of the United States.

“Employees” means all Persons employed by any Manager in connection with the operation of any Hotel as of immediately prior to the Closing.

“Employee Benefit Payables” means gross Employee wages and salaries, incentive compensation, bonuses, commissions, workers’ compensation, sick pay, dues, vacation, pension and retirement payments (including any matching, profit sharing or other employer contributions to any defined contribution pension plan, any minimum funding contributions to any defined benefit pension plan and any employer contributions to any multiemployer plan), deferred compensation, remuneration in any other form (including any type of employee benefit or insurance), and payroll taxes payable on any such Employee compensation or remuneration.

“Employee Plans” means each plan, program or arrangement providing compensation or benefits of any of any kind to current or former Employees and/or their spouses, dependents or other beneficiaries, including without limitation, each ERISA Plan (including all multiemployer plans) and each severance, termination, salary continuation, change in control, retention, parachute, employment, incentive, bonus, stock option, stock purchase, restricted stock, retirement pension, redundancy, profit sharing, deferred compensation, employee loan, retiree welfare, fringe benefit and all other employee benefit plans, programs, agreements, policies or arrangements, whether or not subject to ERISA, whether formal or informal.

“Employment Laws and Obligations” means all federal, state and local laws, regulations, ordinances, common law, orders, judgments, decrees, awards, or the findings of any arbitrator, court or governmental entity, relating to, touching upon or concerning the employment of persons performing work in connection with the operation of any Hotel, including relating to the hiring, firing and treatment of employees (including but not limited to the WARN Act), or any legal obligation or duty regarding employment practices, terms and conditions of employment, equal opportunity, non-discrimination, discharge, immigration, anti-harassment, anti-retaliation, whistle blowing, compensation, wages, overtime payments, hours, benefits, collective bargaining, income tax withholding, the payment of Social Security and other similar taxes, pension plans, the modification or termination of benefit plans and retiree health insurance plans, policies, programs, agreements, occupational safety and health, workers compensation or other similar benefits and payments on account of occupational illness and injuries, employment contracts, collective bargaining agreements, grievances originating under the collective bargaining agreements, wrongful discharge, torts such as invasion of privacy, infliction of emotional distress, defamation, and slander.

“Environmental Law” means any Law currently in effect relating to the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as to each, as amended, and the regulations promulgated pursuant thereto and as each is in effect on and as interpreted on the date of this Agreement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means an employee benefit plan as defined in Section 3(3) of ERISA.

“Excluded Property” means any property or asset (including Intellectual Property) owned by or belonging to a Manager or any Occupant.

“Excluded Liabilities” means any liability or obligation (a) of any Selling Subsidiary to be paid, performed, satisfied or discharged prior to the Closing under the Assigned Contracts, (b) arising prior to the Closing relating to ownership, lease, operation or use of the Hotel Assets, (c) for which Parent or its Affiliates are made responsible pursuant to this Agreement or any Transaction Document, (d) for Taxes of Parent and each Selling Subsidiary (or any predecessors thereof) for any taxable period, except to the extent that either Buyer received a credit therefor at Closing, (e) for Taxes relating to the Hotel Assets attributable to any taxable period ending on or before the Closing Date and for the portion of any taxable period ending at the close of business on the Closing Date (determined as provided in Section 2.7 and except to the extent that either Buyer received a credit therefor at Closing), (f) of Parent or any Selling Subsidiary under a Terminating Management Agreement (other than any costs, fees or expenses in connection with the termination thereof (including any termination fees thereunder), which shall be borne by Buyers) and (g) of Parent for Losses suffered by any Buyer as a result of any breach of the matters certified by Parent in any certificate delivered by Parent pursuant to Section 2.6(a)(xi) (it being agreed however that after Closing, Buyer shall use Reasonable Efforts to obtain duly executed estoppel certificates in the form attached as Exhibit E from the lessor under the Ground Leases, and upon receipt of any such certificate, all liabilities or obligations of Parent under this clause (g) shall be terminated to the extent that such estoppel certificate from the lessor is consistent with the statements made by Parent in any of its estoppel certificates).

“Existing Loans” means all loans or debt for borrowed money of each Selling Subsidiary made with respect to the Real Property or any Hotel located thereon, in each case, including all outstanding principal and accrued and unpaid interest thereunder.

“Franchisor” means the franchisor under any Franchise Agreement.

“Franchisor Consent” means either (a) the waiver by any Franchisor of any rights under the applicable Franchise Agreement arising as a result of, or the provision of such Franchisor’s consent to, the transactions contemplated by this Agreement and the Transaction Documents (including the assignment by the applicable Selling Subsidiary to the applicable Buyer of such Franchise Agreement), which waiver or consent is required to be obtained pursuant to the terms of such Franchise Agreement in order for such Franchise Agreement to remain in full force and effect from and after the Closing in the applicable Buyer’s (or its permitted Affiliate-assignee’s) name, and for the continued participation by the applicable Hotel in such Franchisor’s system of hotels following the Closing with such Buyer as the franchisee or (b) the entry into a new franchise agreement between the applicable Buyer (or its permitted Affiliate-assignee) and the Franchisor as required by the applicable Franchise Agreement (or as indicated on Annex E with respect to the Hotels commonly known as Hyatt Place Boston Medford, Courtyard Tucson Williams Center and Residence Inn Houston Westchase) in the event of the consummation of the transactions contemplated by this Agreement for the continued participation by the applicable Hotel in such Franchisor’s system of hotels following the Closing with such Buyer (or its permitted Affiliate-assignee) as the franchisee.

“Fundamental Buyer Representations” means the representations and warranties of Buyers contained in Section 5.1 (Organization of Buyers and Buyer Parent), Section 5.2 (Authorization, Enforceability), Section 5.5 (Broker’s Fees), Section 5.6 (Financial Ability) and Section 5.7 (Permitted Assignee).

“Fundamental Parent Representations” means the representations and warranties of Parent contained in Section 3.1 (Organization of Parent), Section 3.2 (Authorization, Enforceability), Section 3.5 (Broker’s Fees) and Section 4.1 (Organization of the Selling Subsidiaries; Authorization and Enforceability of Selling Subsidiaries).

“Furnishings” means all furniture, fixtures, equipment and other items of tangible personal property located at the Hotels or off-site to the extent such personal property are reasonably necessary to complete any ongoing renovations at the Hotels; but excluding (a) the Consumables, (b) the Supplies, (c) the Miscellaneous Hotel Assets and (d) the Excluded Property.

“GAAP” means generally accepted accounting principles of the United States in effect at the applicable date of determination, consistently applied.

“Governmental Authority” means any United States or foreign, federal, state, provincial, municipal, local or similar governmental authority, regulatory or administrative agency, tribunal or court.

“Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, and polychlorinated biphenyls.

“Hospitality Accountant” means the hospitality group of PricewaterhouseCoopers LLP.

“Hotel Assets” mean, collectively, the Selling Subsidiaries’ right, title and interest in, to and under (a) the Real Property, (b) the Furnishings, Consumables, Supplies, Retail Inventories and Miscellaneous Hotel Assets, (c) the assignable Permits primarily related to the ownership or operation of the Hotels, (d) the Assigned Contracts and (e) any assignable Intellectual Property, but excluding, in each case, the Excluded Property

“Hotels” means the hotels, motels or similar lodging establishments operated at the Real Properties.

“Intellectual Property” means (a) all trademarks, service marks, trade dress, logos and trade names primarily related to the ownership and operation of the Hotels, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all trademarks or business or corporate names confusingly similar thereto in relation to any goods or services, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and applications, registrations, and renewals in connection therewith, (c) all software primarily related to the ownership and operation of the Hotels (including data, passwords, source codes and related documentation), and (d) all trade secrets primarily related to the ownership and operation of the Hotels; but excluding (i) the Excluded Property, (ii) any Parent Marks and (iii) any confidential or proprietary information of Parent.

“Knowledge” as to Buyers means the actual knowledge of any of those persons listed in Section 1.1(a) of the Disclosure Schedule, and as to Parent means the actual knowledge of any of those persons listed in Section 1.1(b) of the Disclosure Schedule.

“Law” means any applicable law, rule, regulation, ordinance, order, judgment or decree of a Governmental Authority that has the force of law, including in relation to Taxes, in each case as in effect on and as interpreted on the date of this Agreement.

“Leased Real Property” means the real property leased by any Selling Subsidiary from a third party landlord (and excluding any lease or sublease pursuant to a TRS Lease), as set forth in Section 1.1(c) of the Disclosure Schedule, including the buildings, fixtures and improvements located thereon.

“Legal Proceeding” means (a) any lawsuit, action, claim or other proceeding at law or in equity by or before a Governmental Authority or (b) any arbitral action.

“Lenders” means the holders of the Prepaid Existing Loans.

“Lien” means, with respect to any property or asset, any lien, encumbrance, pledge, mortgage, deed of trust, hypothecation or security interest in respect of such property or asset.

“Liquor Licenses” means all Permits required under any Law for the continued sale of alcoholic beverages by the applicable Buyer (or its permitted Affiliate-assignee or manager) at any Hotel from and after the Closing Date.

“Losses” means any losses, liabilities or damages that are actually suffered or sustained, whether resulting from the operation of this Agreement, a judgment, a settlement or an award, including those arising out of any Legal Proceeding, Law or Contract, including, the costs and expenses (including reasonable fees and expenses of counsel, consultants, experts, and other professional fees) associated therewith.

“Manager” means the operator, manager or management company under any Management Agreement.

“Manager Consent” means the waiver by any Manager of any rights under the applicable Management Agreement arising as a result of, or the provision of such Manager’s consent to, the transactions contemplated by this Agreement and the Transaction Documents (including the assignment by the applicable Selling Subsidiary to the applicable Buyer of such Management Agreement), which waiver or consent is required to be obtained pursuant to the terms of such Management Agreement in order for such Management Agreement to remain in full force and effect from and after the Closing in such Buyer’s (or its permitted Affiliate-assignee’s) name; provided, however, that no Manager Consent shall be deemed to exist in respect of any Terminating Management Agreement.

“Material Adverse Effect” means a material adverse effect on the results of operations, business or condition (financial or otherwise) of the Selling Subsidiaries (taken as a whole) and/or the Hotel Assets (taken as a whole); provided that any effect resulting or arising from any of the following (either alone or in combination) shall not be considered when determining whether a Material Adverse Effect shall have occurred:

(a) any change in general economic conditions or in the industries or markets in which the Selling Subsidiaries (taken as a whole) operate;

(b) any act of war (whether or not declared), armed hostilities or terrorism or other international or national calamity or any worsening of any of the foregoing;

(c) any hurricane, earthquake, flood, fire or other natural disaster or act of God;

(d) any effect of any proposed or actual institution of any new, or change of interpretation of any existing, applicable Laws or GAAP, in each case, affecting any of the Selling Subsidiaries, Real Properties, Hotels, Hotel Assets or Parent, its Affiliates or the industry in which the Selling Subsidiaries operate;

(e) the negotiation, execution, delivery, performance, consummation, potential consummation or public announcement of this Agreement or the transactions contemplated by this Agreement, including any litigation resulting therefrom or with respect thereto, and any adverse change in, or loss of, Manager, Franchisor, landlord, Occupant, Lender or similar relationships resulting therefrom or with respect thereto, including as a result of the identity of either Buyer;

(f) any change or development in financial, credit or capital markets (including interest rates or exchange rates), general economic or business conditions, or political, social or regulatory conditions;

(g) any failure of any Selling Subsidiary or any Hotel (taken individually or taken as a whole) to meet, with respect to any period or periods, any internal forecasts or projections, estimates of earnings or revenues or business plans (whether such items are prepared by Parent, any Manager or otherwise), provided that this clause (g) shall not prevent a determination that any change or effect underlying such failure to meet forecasts, projections, estimates or business plans has resulted in a Material Adverse Effect (to the extent such effect is not otherwise excluded from this definition of Material Adverse Effect);

(h) the outcome of any litigation, investigation, regulatory proceeding or inquiry involving Parent that has been disclosed in Section 1.1(d) of the Disclosure Schedule;

(i) any change arising from or relating to any Buyer’s or Buyer Parent’s stock price or ratings;

(j) any business decision made or other action or omission taken or made by any Buyer, any competitor of any Buyer, any of either Buyer’s respective Affiliates, any Manager or any Franchisor; and

(k) any omission to act or action taken by Parent or any of the Selling Subsidiaries, in each case, to the extent expressly permitted by the terms of this Agreement or otherwise with the consent or upon the request of any Buyer (including those omissions to act or actions taken which are required by this Agreement);

provided that in the case of clauses (a), (b), (c) or (f) only to the extent such effect does not, individually or in the aggregate, have a materially disproportionate adverse impact on the Selling Subsidiaries (taken as a whole) and/or the Hotel Assets (taken as a whole) relative to other Persons or properties in the affected geographic regions or industries.

“Miscellaneous Hotel Assets” mean all general intangibles relating to design, development, operation and use of the Hotels, all rights and work product under construction, service, consulting, engineering, architectural and other Contracts (including warranties contained therein), receipts, accounting and business records, books and files relating solely to the ownership or operation of the Hotels, plans and specifications of any portion of any Hotel, and keys and lock and safe combinations relating to the Hotels, but excluding (a) the Excluded Property and (b) any confidential or proprietary information of Parent

“Occupant” means any lessee, licensee, concessionaire or other Person with the right to use or occupy space or facilities at the Hotel under a Space Lease.

“Organizational Documents” means any charter, certificate of incorporation, declaration of partnership, articles of association, bylaws, operating agreement, limited liability company agreement, partnership agreement or similar formation or governing documents and instruments.

“Owned Real Property” means the real property owned by any Selling Subsidiary, as set forth in Section 1.1(e) of the Disclosure Schedule, including the buildings, fixtures and improvements located thereon and any development rights related thereto.

“Parties” means, collectively, Parent, Buyer I, Buyer II and Buyer Parent and “Party” means any one of Parent, Buyer I, Buyer II or Buyer Parent.

“Permit” means any authorization, license, permit, approval or certificate issued by a Governmental Authority, and including any professional licenses.

“Permitted Liens” means (a) statutory Liens for current Taxes, assessments or other governmental charges, in each case, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (subject, in any event, to the prorations provisions of Section 2.7), (b) inchoate mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business, (c) zoning, entitlement and other land use and environmental regulations promulgated by any Governmental Authority, (d) Liens of public record, (e) Liens incurred or in existence in connection with the Prepaid Existing Loans, (f) Management Agreements, Franchise Agreements, Ground Leases, Space Leases and all matters caused or arising by, through or under a Manager, a Franchisor, a landlord under a Ground Lease or an Occupant without the applicable Selling Subsidiary’s express written consent thereto, (g) restrictive covenants, easements and defects, imperfections or irregularities of title or Liens, if any, that do not materially detract from the value or use of the property encumbered thereby, (h) all defects, exceptions, restrictions, licenses, reservations, covenants, conditions, easements, rights of way and encumbrances disclosed in any real property files that have been made available to any Buyer on or prior to the date hereof, including, without limitation, all title reports, commitments and policies, surveys and zoning reports and (i) Liens created by any Buyer, or its successors and assigns; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, Parent shall cause all of the following to be discharged on or prior to the Closing Date (and none of the following shall constitute a Permitted Lien if it exists as of the Closing Date): (i) any Liens related to any of the Prepaid Existing Loans; (ii) any mechanics’, carriers’, workers’ or repairers’ Liens in a fixed, liquidated sum of money; and (iii) any Liens voluntarily created by Parent or any Selling Subsidiary after the date hereof in breach of this Agreement; provided, further, however, that Parent shall not be obligated to discharge any Liens of the type described in clause (ii) with respect to any Real Property or Hotel if such Lien will be “insured over” by issuance of a Title Policy without exception for such Lien or issuance of an endorsement to, or other affirmative coverage over, such Lien, at no additional cost to Buyers.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“PIPs” means the Existing PIPs and the Negotiated PIPs.

“Prepaid Existing Loans” means the Existing Loans evidenced by the principal loan agreements set forth on Annex B, which Existing Loans shall be fully prepaid or defeased by Parent or the applicable Selling Subsidiary prior to or concurrently with the Closing, and which shall thereupon terminate and cease to be in effect (or in the case of a defeasance, shall remain outstanding and be assumed by a successor borrower).

“Real Property” means the Owned Real Property and the Leased Real Property.

“Reasonable Efforts” means good faith efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable cost or expense.

“Remedial Action” means all actions to (a) clean up, remove or treat any Hazardous Material or (b) perform pre-remedial studies and investigations or post-remedial monitoring and care.

“Representatives” means, as to any Person, its Affiliates, and its and their respective equity holders, officers, directors, managers, employees, counsel, accountants, advisers, consultants and agents.

“Retail Inventories” means all sundry, gift shop and other merchandise held for resale at the Hotels, but excluding any Excluded Property.

“Space Lease” means any space lease, lease, license or concession agreement which provides for the use or occupancy of space or facilities at any Hotel to which a Selling Subsidiary is a party (or to the Knowledge of Parent, entered into by a Manager on behalf of a Selling Subsidiary or a Hotel), including any leases or licenses for antennae and related equipment and including the Contracts set forth in Section 1.1(f) of the Disclosure Schedule; but excluding any booking or reservation agreement.

“Specified Covenants” means, the post-Closing covenants and agreements set forth in Section 2.7 (Prorations), Section 2.8 (Closing Costs), Section 2.11 (Purchase Price Allocations), Section 6.2 (Books and Records; Post-Closing Access), Section 6.3 (Risk of Loss), Section 6.5 (Parent Marks), Section 6.6 (Publicity), Section 6.7 (Confidentiality), Section 6.8 (Employee Matters), Section 6.9 (Liquor License), Section 9.2 (Effect of Termination), Article VIII (Indemnification) and Article X (Miscellaneous).

“Specified Declaration” means that certain Declaration of Easements, Covenants, Conditions and Restrictions (Including a Moratorium and Restriction on the Land Defined Hereinafter), set forth in Section 1.1(g) of the Disclosure Schedule.

“Specified Real Property” means that certain Real Property listed in Section 1.1(h) of the Disclosure Schedule.

“Spin Filing” means that certain filing with the United States Securities and Exchange Commission made on Form 10 by Xenia Hotels and Resorts, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent.

“Spin Transactions” means the transactions contemplated by the Spin Filing, together with any transaction or series of related transactions substantially similar to the transactions contemplated by the Spin Filing, which have the effect of separating Parent’s lodging business from Parent (including by way of merger, asset sale, sale of stock, spin-off or otherwise).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the combined voting power of the outstanding voting stock is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has the majority ownership power to direct the policies, management and affairs thereof.

“Supplies” means all china, glassware, linens, silverware, kitchen and bar small goods, paper goods, guest supplies, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, laundry supplies, stationery, menus, uniforms, brochures and other promotional materials, and all other similar supplies and materials located at the Hotels (or which have been ordered and paid for by, but not yet delivered to, any Hotel) whether used, unused or held in reserve storage, but excluding the Excluded Property.

“TRS Parent” means IA Lodging Operations TRS, Inc., a Delaware corporation, or such other Person that is the ultimate parent company of the Selling Subsidiaries which are the tenants under the TRS Leases.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Benefit” means, with respect to a Loss, an amount by which the Tax liability of a Person (or group of corporations filing a Tax Return that includes the Person), for the periods up to and including the period in which the Loss is incurred for Tax purposes, is actually reduced as a result of such Loss or the amount of any Tax refund or Tax credit that is generated (including by deduction, loss, credit or otherwise) as a result of such Loss, and any related interest received from any relevant Tax Authority.

“Tax Return” means any report, return, refund claim, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority including any amendments thereto.

“Taxes” means (i) all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority (whether disputed or not), including all income, estimated, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, property, excise, severance, escheat, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), (ii) any liability in respect of any items described in clause (i) payable by reason of any Contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law) or otherwise, and (iii) any interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clauses (i) and/or (ii).

“Trade Payables” means all open accounts payable to trade vendors or suppliers of any Hotel (or the Selling Subsidiary associated with such Hotel) and its related facilities.

“Transaction Document” means any agreement, instrument or document executed or delivered by any Party (or Affiliate thereof) to any other Party (or Affiliate thereof) at the Closing pursuant to the terms of this Agreement.

“United States” means United States of America.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act and any similar state and local Laws regarding notice or compensation obligations with respect to plant closings, mass layoffs or other similar events as defined in such Laws.

Section 1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Actual IMF	2.7(a)(xii)(A)
Agreement	Preamble
Allocated Asset Values	2.11
Assignment and Assumption	2.6(a)(iv)
Assignment of Leasehold Interest	2.6(a)(ii)
Bill of Sale	2.6(a)(iii)
Buyer	Preamble
Buyer I	Preamble
Buyer II	Preamble
Buyers	Preamble
Buyer Guaranteed Obligations	10.11
Buyer Indemnified Parties	8.2(a)
Buyer Parent	Preamble
California Real Property	11.3(a)
Cap	8.4(c)
Claim Notice	8.3(a)
Closing	2.5
Closing Cash Consideration	2.2
Closing Date	2.5
Closing Sales Tax	2.12
Closing Sales Tax Forms	2.12
Closing Statement	2.4
Co-Insurer	2.10(e)
Code	9.2(d)
Current Year Tax Appeal	2.7(a)(vii)
Deductible	8.4(b)
Defeasance Amount	2.3(b)
Deed	2.6(a)(i)
Deposit	2.3(a)
Deposit Escrow Agreement	2.3(a)
Disclosing Party	6.7(c)
EPA	11.4(b)
Estimated Proration Statement	2.7(b)
Existing PIP	2.10(b)(i)
Final Accounting Period	2.7(a)(xii)(A)
Final Accounting Period Statement	2.7(a)(xii)(A)
Final Proration Period	2.7(b)
Final Settlement Statement	2.7(b)
Financial Statements	4.8
Franchise Agreements	4.6(a)(ii)
Ground Leases	4.6(a)(iv)
IMF	2.7(a)(xii)
Indemnified Party	8.3(a)
Indemnifying Party	8.3(a)
Initial Purchase Price	2.2

Interim Liquor Agreement	6.9(b)
Louisiana Real Property	11.6(a)
Management Agreements	4.6(a)(i)
Massachusetts Real Property	11.7
Material Contract	4.6(a)
Natural Hazard Consultant	11.3(a)
Negotiated PIP	2.10(b)(i)
New Jersey CCO	11.9
New Mexico Property	11.10
New Mexico Real Property	11.10
Non-Party Affiliate	8.7(f)
Non-Stale A/R	2.7(a)(i)
Notifying Party	6.4
Occasional Sale Certificate	2.12
OFAC	3.6
Operating Profit	2.7(a)(xii)(A)
Outside Date	9.1(c)
Owner’s Affidavit	2.6(a)(xii)
Parent	Preamble
Parent Indemnified Parties	8.2(b)
Parent Marks	6.5
PILOT Agreements	4.6(a)(v)
Plan Assets	4.5(a)
Potential Contributor	8.4(h)
Prorated Items	2.7(a)
Qualifying Income	9.2(d)
Receiving Party	6.7(c)
Released Claims	8.5(d)
Resale Certificate	2.12
Required Franchisor Consents	7.1(c)
Required Manager Consents	7.1(b)
Sales Tax	2.12
Selling Subsidiaries or Selling Subsidiary	Recitals
Specified Waiver	2.10(f)
Stale A/R	2.7(a)(i)
Terminating Management Agreement	2.10(b)(ii)
Third Party Approvals and Notifications	2.10(a)
Third Party Claim	8.3(a)
Title Policies	7.2(c)
TRS Leases	4.6(a)(iii)
True-Up Accountant	2.7(b)
True-up Amount	2.7(b)
Unresolved Items	2.7(b)
Withheld Assets	2.10(f)

Section 1.3 Rules of Construction.

(a) All article, section, schedule, annex and exhibit references used in this Agreement are to articles, sections, schedules, annexes and exhibits to this Agreement unless otherwise specified. The schedules, annexes and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(c) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE; CLOSING; PRE-CLOSING CONSENTS AND WAIVERS

Section 2.1 Purchase and Sale of Hotel Assets; Assumption of Assumed Liabilities; Excluded Assets and Excluded Liabilities.

(a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Parent shall cause the Selling Subsidiaries to sell, assign, transfer and convey to the applicable Buyer, and such Buyer shall purchase and acquire from the applicable Selling Subsidiaries, all of such Selling Subsidiaries’ right, title and interest in, to and under the applicable Hotel Assets, free and clear of any Liens other than Permitted Liens.

(b) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Buyers shall assume and become responsible for, and shall pay, perform and discharge (or cause to be paid, performed and discharged) when due, the Assumed Liabilities.

(c) Notwithstanding anything to the contrary contained herein, (i) the Hotel Assets shall not include any assets or properties other than those set forth in the definition of “Hotel Assets” and (ii) at the Closing, neither Buyer will assume or become responsible for any Excluded Liabilities.

Section 2.2 Consideration. The aggregate consideration payable by Buyers to Parent at the Closing for the Hotel Assets shall be the assumption of the Assumed Liabilities, together with an amount in cash equal to One Billion Seventy One Million Dollars ($1,071,000,000.00) (the “Initial Purchase Price”), which shall be increased or decreased, as applicable, by the amount of the Prorated Items as of the Closing Date (the amount determined as a result of the foregoing calculation the “Closing Cash Consideration”). The Closing Cash Consideration shall be paid by Buyers at the Closing pursuant to Section 2.3(b) based on the calculation thereof in the Closing Statement, and it shall be subject to adjustment following the Closing pursuant to Section 2.7(b).

Section 2.3 Deposit; Payment on Closing.

(a) No later than the first (1st) Business Day following the date hereof, Buyers shall deposit Fifty Million Dollars $50,000,000.00 with the Deposit Escrow Agent (together with all interest and earnings thereon, the “Deposit”). The Deposit shall be held in a segregated interest-bearing account in accordance with the provisions of a deposit escrow agreement, substantially in the form of Exhibit A (the “Deposit Escrow Agreement”). If the Closing occurs, the Deposit shall be disbursed to Parent at the Closing and shall be applied against the Closing Cash Consideration. For the avoidance of doubt, except in accordance with the express provisions of this Agreement and the Deposit Escrow Agreement, the Deposit shall be held by the Deposit Escrow Agent and shall not be released by the Deposit Escrow Agent unless and until the Closing occurs. Notwithstanding the foregoing, if the Closing does not occur or if this Agreement otherwise terminates, the Deposit shall be disbursed as provided in Section 9.2.

(b) No later than 4:00 P.M. New York City time on the Business Day immediately prior to the Closing Date, Buyers shall deliver to the Deposit Escrow Agent, by wire transfer of immediately available funds that portion of the Closing Cash Consideration (without withholdings of any kind) necessary to defease any Prepaid Existing Loans that Parent desires to defease at the Closing (such amount the “Defeasance Amount”), which Defeasance Amount shall be notified by Parent to Buyers on the Business Day immediately prior to the Closing Date and shall be held in escrow by the Deposit Escrow Agent, pending its release on the Closing Date in accordance with this Section 2.3(b). On the Closing Date, Buyers shall deliver to the Deposit Escrow Agent, by wire transfer of immediately available funds, the Closing Cash Consideration (less the Deposit and the Defeasance Amount), without witholdings of any kind, to be disbursed by the Escrow Agent in accordance with this Section 2.3. Without limiting the foregoing, but in furtherance thereof, Buyers and Parent hereby agree that on the Closing Date (so long as all of the conditions to the obligations of the Parties to consummate the Closing as set forth in Article VII have been satisfied or waived as of such date (other than conditions with respect to actions the Parties shall take at the Closing itself or which, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing)), the Deposit Escrow Agent shall be instructed to disburse the Closing Cash Consideration in accordance with the Closing Statement approved by Buyers and Parent in accordance with Section 2.4 and prepared consistent with the terms of this Agreement. Parent and Buyers agree that a portion of the Closing Cash Consideration shall be used to pay the Lenders in respect of the Prepaid Existing Loans (and after giving effect to the allocation between Buyers and Parent of any costs or other expenses related to such prepayment or defeasance pursuant to Section 2.8), in such amounts as are necessary to fully prepay or defease each such Prepaid Existing Loan, thereby causing each such Prepaid Existing Loan to terminate as of, and cease to be in effect from and after, the Closing (unless defeased in which case such Prepaid Existing Loan will remain outstanding and be assumed by a successor borrower from and after the Closing).

Section 2.4 Closing Statement. No later than 2 Business Days prior to the Closing, Parent shall cause to be prepared and delivered to Buyers for Buyers’ review and approval a statement, setting forth Parent’s calculation of the Closing Cash Consideration (including the components of such calculation described in the definition thereof), and attaching the Estimated Proration Statement pursuant to Section 2.7(b) (collectively with such attachment, the “Closing Statement”). In the event that Buyers object to all or any portion of the Closing Statement (other than the Estimated Proration Statement, to which Buyers may not object until after the Closing in accordance with the provisions of Section 2.7(b)), Buyers and Parent shall work together in good faith to agree upon the amounts set forth therein prior to the Closing, but if the Parties are unable to resolve any such objection, the amount set forth in the Closing Statement shall control. Following the Closing, any unresolved disputes with respect to matters set forth in the Closing Statement shall be resolved pursuant to the procedures set forth in Section 2.7(b).

Section 2.5 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Deposit Escrow Agent located at 30 N. LaSalle Street, Suite 2200, Chicago IL 60602, on November 17, 2014, so long as all of the conditions to the obligations of the Parties to consummate the Closing as set forth in Article VII have been satisfied or waived as of such date (other than conditions with respect to actions the Parties shall take at the Closing itself or which, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing); provided that if all conditions to the obligations of the Parties to consummate the Closing as set forth in Article VII (other than conditions with respect to actions the Parties shall take at the Closing itself or which, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing) are satisfied or waived prior to November 17, 2014, then the Parties may consummate the Closing prior to November 17, 2014 if they mutually agree on a date on which to consummate the Closing (and in the absence of such mutual agreement, the Closing shall be consummated on November 17, 2014); provided further that if the conditions to the obligations of the Parties to consummate the Closing as set forth in Article VII have not been satisfied or waived as of November 17, 2014, the Closing shall take place on the third Business Day following the satisfaction or waiver of all such conditions (other than conditions with respect to actions the Parties shall take at the Closing itself or which, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction of such conditions at the Closing) (the date on which the Closing ultimately occurs, the “Closing Date”). The Closing shall be deemed to have been consummated at the Cut-off Time.

Section 2.6 Closing Deliverables. The following deliveries shall be made at the Closing:

(a) Parent shall deliver or cause the applicable Selling Subsidiary to deliver to the applicable Buyer or the Deposit Escrow Agent, as applicable:

(i) with respect to each Owned Real Property, a duly executed counterpart to a deed substantially in the form of Exhibit B-1 (the “Deed”) conveying the fee estate in such Owned Real Property, with such modifications as are required by local law or custom so that such Deed will be in recordable form and be the equivalent of a so-called “special warranty” deed in the applicable local jurisdiction;

(ii) with respect to each Leased Real Property, a duly executed counterpart to an assignment and assumption of lease substantially in the form of Exhibit B-2 (the “Assignment of Leasehold Interest”) conveying the leasehold estate in such Leased Real Property with such modifications as are required by local law or custom so that such Assignment of Leasehold Interest will be in recordable form in the applicable local jurisdiction;

(iii) a duly executed counterpart to a bill of sale substantially in the form of Exhibit C (the “Bill of Sale”), transferring to the applicable Buyer all of the applicable Selling Subsidiaries’ right, title and interest in, to and under the Furnishings, Consumables, Supplies and Retail Inventories;

(iv) a duly executed counterpart to an assignment and assumption agreement substantially in the form of Exhibit D (the “Assignment and Assumption”), transferring to the applicable Buyer all of the applicable Selling Subsidiaries’ right, title and interest in, to and under the Assigned Contracts (other than the Ground Lease, which will be conveyed by the Assignment of Leasehold Interest), Miscellaneous Hotel Assets, assignable Permits and assignable Intellectual Property, and evidencing Buyers’ assumption of the Assumed Liabilities;

(v) counterparts of any documents to be executed at the Closing (if any) by Parent or any of its Affiliates in connection with obtaining the Required Manager Consents;

(vi) counterparts of any documents to be executed at the Closing (if any) by Parent or any of its Affiliates in connection with obtaining the Required Franchisor Consents;

(vii) a duly executed counterpart to the Closing Statement;

(viii) a duly executed counterpart to joint written instructions to the Deposit Escrow Agent, directing the Deposit Escrow Agent to disburse the Deposit in accordance with Section 2.3(a);

(ix) to the extent required in respect of the Closing pursuant to Section 6.9(b), a duly executed counterpart to an Interim Liquor Agreement;

(x) evidence of termination of the TRS Leases;

(xi) an estoppel certificate, duly executed by the landlord under the Ground Leases, substantially in the form of Exhibit E or such other form as may be permitted or required under the Ground Leases (or, if Parent is unable to obtain such estoppel certificate after exercising Reasonable Efforts to obtain the same, a certificate, duly executed by Parent, substantially in the form of Exhibit E (except that for purposes of Parent’s certificate, such changes shall be made to reflect the fact that Parent, and not the landlord, will be executing the certificate, including by limiting the matters addressed thereby to the matters set forth in paragraphs 1, 2, 3, 4 and 6 of Exhibit E));

(xii) a duly executed counterpart to an owner’s title affidavit, substantially in the form of Exhibit F (the “Owner’s Affidavit”);

(xiii) a certificate dated the Closing Date, duly executed by an authorized officer of Parent, certifying (A) that the conditions to the Closing specified in Sections 7.2(a) and 7.2(b) have been fulfilled and (B) the resolutions of the governing body of Parent approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

(xiv) a certificate dated the Closing Date, duly executed by an authorized officer of Parent and TRS Parent, certifying each Selling Subsidiary’s status as a disregarded entity for federal income Tax purposes and Parent’s and TRS Parent’s non-foreign status in accordance with Treasury Regulations Section 1.1445-2(b) and any state or local law equivalents;

(xv) evidence that (A) all Terminating Management Agreements have been terminated effective as of the Closing Date (including any instruments (including termination statements) necessary to remove any memorandums of record in respect of such Terminating Management Agreements), and (B) all rights of first offer, rights of first refusal, purchase rights and similar rights under the Terminating Management Agreements in connection with the termination thereof have been waived; and

(xvi) a duly executed tax declaration or similar documents (or counterparts thereto, as applicable) required to be executed by a “seller” or “grantor” in connection with any transfer, stamp, excise or similar tax imposed by the state, county or city in connection with the Closing;

(b) Buyers shall deliver or cause to be delivered to Parent or the Deposit Escrow Agent, as applicable:

(i) the Closing Cash Consideration (less the Deposit and the Defeasance Amount), in accordance with Section 2.3(b);

(ii) a duly executed counterpart to the Assignment of Leasehold Interest;

(iii) a duly executed counterpart to the Assignment and Assumption;

(iv) counterparts of any documents to be executed at the Closing (if any) by any Buyer or any of its Affiliates in connection with obtaining the Required Manager Consents;

(v) counterparts of any documents to be executed at the Closing (if any) by any Buyer or any of its Affiliates in connection with obtaining the Required Franchisor Consents;

(vi) a duly executed counterpart to the Closing Statement;

(vii) a duly executed counterpart to joint written instructions to the Deposit Escrow Agent, directing the Deposit Escrow Agent to disburse the Deposit in accordance with Section 2.3(a);

(viii) to the extent required in respect of the Closing pursuant to Section 6.9(b), a duly executed counterpart to an Interim Liquor Agreement;

(ix) a certificate, dated the Closing Date, duly executed by an authorized officer of each Buyer, certifying that the conditions to the Closing specified in Sections 7.3(a) and 7.3(b) have been fulfilled; and

(x) a duly executed tax declaration or similar documents (or counterparts thereto, as applicable) required to be executed by a “buyer” or “grantee” in connection with any transfer, stamp, excise or similar tax imposed by the state, county or city in connection with the Closing.

Section 2.7 Proration Calculation Principles.

(a) The following items (collectively, the “Prorated Items”) shall be prorated between Parent and Buyers as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period) in accordance with the calculation principles set forth below, with the applicable Buyer being deemed to be the owner of the applicable Hotel Assets transferred at the Closing during the entire day on the Closing Date and being entitled to receive all operating income of such Hotel Assets, and being obligated to pay all operating expenses of such Hotel Assets, with respect to the Closing Date:

(i) Buyers shall give Parent a credit at the Closing for the amount of all accounts receivable, without discount, accruing or arising prior to the Closing as reflected in the books of Parent (or the applicable Selling Subsidiary or Manager) or the applicable Buyer that are between zero (0) and ninety (90) days outstanding (“Non-Stale A/R”). Parent shall be entitled to, and shall retain the right after the Closing to receive and/or collect, all accounts receivable for the Hotel Assets that are ninety (90) days or more outstanding (“Stale A/R”). Buyers shall have no obligation to collect any accounts receivable and credit card claims that remain ninety (90) days or more outstanding (all of which shall remain the property of Parent). If either Party receives any payments after the Closing for any accounts receivable in connection with the Hotel Assets, such payments shall be applied to the accounts receivable designated by the payers and, if the payers have not designated the accounts receivable to which the payments are to be applied, the payments shall be applied to accounts receivable in their order of maturity (with the earliest maturity having the highest priority). Periodically after the Closing (but no less frequently than monthly), (i) Buyers shall or shall cause the applicable Manager to submit to Parent all amounts received in respect of Stale A/R, together with an itemization of such accounts receivable, and (ii) if, after the Closing, any Non-Stale A/R is received by Parent, a

Selling Subsidiary or the Manager under a Terminating Management Agreement, then Parent shall pay (or, if applicable, use Reasonable Efforts to cause such Manager to pay) such amounts to the applicable Buyer or its designee (it being agreed that Buyers shall be entitled to receive all amounts received by any Party after the Closing on account of the Non-Stale A/R).

(ii) Buyers shall be entitled to all Hotel room, food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, Hotel banquet and conference facility operations, all revenues realized from the use of gift cards, gift certificates and similar instruments, and all other revenue of any kind attributable to any of the same for the period on and after the applicable Cut-off Time, and Parent shall be entitled to all such revenues and charges attributable to any period prior to such Cut-off Time. Notwithstanding the foregoing, the applicable Buyer and Parent shall each be entitled to one-half (1/2) of the revenue from hotel rooms at the Hotels being transferred at the Closing, including any parking charges related thereto, for the night preceding the Closing. Parent shall deliver to the applicable Buyer or provide the applicable Buyer a credit at the Closing in an amount equal to all guest reservation deposits held by the Hotels being transferred at the Closing for guests arriving or staying after check out time for such Hotels on the Closing Date, less credit card charges, travel company charges and similar commissions.

(iii) Buyers shall give Parent a credit at the Closing for all petty cash funds at the Hotels (whether in registers, vaults, safes (other than guest room safes) or otherwise). Buyers and Parent shall make mutually satisfactory arrangements for counting such cash and cash equivalents as of the Cut-Off Time.

(iv) Parent agrees to pay (or cause the applicable Manager or Selling Subsidiary to pay), at or as of the Closing, all Trade Payables which have been invoiced and are due and owing as of the Closing. With respect to Trade Payables that are not yet due and payable as of the Closing but which have accrued or relate to that period on or prior to the Cut-Off Time, the applicable Buyer shall receive a credit at the Closing in the amount of such Trade Payables and such Buyer shall be obligated to pay such payables from and after the Closing. Buyers agree to pay, or cause the applicable Manager to pay, all Trade Payables from each Hotel which accrue and relate to that period after the Cut-Off Time, including any Trade Payables for Supplies ordered before the Closing but delivered to the Hotel on or after the Closing Date.

(v) Any amounts prepaid or payable under any Assigned Contracts, and any advertising expenses, trade association dues and trade subscriptions shall be prorated at the Closing as of the Closing Date with Parent obligated for all sums accrued prior to the Cut-Off Time and the applicable Buyer obligated for all sums accrued after the Cut-Off Time. All other amounts owed or owing under the Assigned Contracts shall be apportioned between Parent and the applicable Buyer as of the Cut-Off Time.

(vi) The applicable Buyer shall receive a credit for any accrued but unpaid sales, use, rooms, occupancy, excise and similar Taxes, personal property Taxes, ad valorem real estate Taxes, and other Taxes imposed in respect of the Hotels, the Real Property and the other Hotel Assets for the portion of the current year which has elapsed prior to the Closing Date (and to the extent unpaid, for prior years), and Parent shall receive a credit for any such Taxes imposed in respect of the Hotels, the Real Property and the other Hotel Assets for the portion of the period after the Closing to the extent such Taxes have been paid prior to the Closing. If the amount of any such Taxes have not been determined as of the Closing, such credit shall be based on the most recent ascertainable Taxes and shall be reprorated upon issuance of the final Tax bill. Any refunds of such Taxes shall be allocated between the applicable Buyer and Parent based on the portion of the year in which the Closing occurred that each of them owned (directly or indirectly) the applicable Hotel, Real Property or other Hotel Assets. In no event shall Parent or any Selling Subsidiary be charged with or be responsible for any increase in the Taxes on the Real Property or other Hotel Assets resulting from the sale of the Real Property or other Hotel Assets contemplated by this Agreement or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Real Property or other Hotel Assets are payable in installments, then the installment allocable to the current period shall be prorated (with the applicable Buyer being allocated the obligation to pay any installments due after the Closing Date).

(vii) Parent may appeal any Taxes imposed in respect of the applicable Hotel, Real Property or other Hotel Assets for any pre-Closing period, and any contingency fee charged by any consultant or other third party pursuing such Tax appeal shall be reduced on a pro-rated basis from the refund payable to each of Parent and the applicable Buyer. If any appeal of any Taxes is pending as of the Closing Date with respect to any Tax period that has closed prior to the Closing Date, Parent shall be entitled to receive any rebate or credit resulting from such appeal, and shall pay all expenses of prosecuting such appeal. If any appeal of any Taxes is pending as of the Closing Date with respect to the period in which the Closing Date occurs (“Current Year Tax Appeal”), such Taxes shall be re-prorated between Parent and the applicable Buyer as of the Cut-off Time in accordance with the results of such Current Year Tax Appeal. Parent and Buyers shall cooperate in the prosecution of each Current Year Tax Appeal. All third party costs and fees incurred in connection with any Current Year Tax Appeal, including legal fees and expenses, shall be paid by Parent to the extent due and payable prior to the Closing Date, and shall be paid by the applicable Buyer to the extent due and payable on or after the Closing Date, but upon completion of the Current Year Tax Appeal, all such costs and fees shall be prorated between the applicable Buyer and Parent in the same proportion as they bear re-prorated Taxes.

(viii) Utilities and fuel, including, without limitation, steam, water, electricity, gas and oil shall be prorated as of the Closing. Parent shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay (or cause the applicable Selling Subsidiary to pay) the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date, and such adjustment shall be reprorated when the next utility bills are received. Parent shall receive a credit for all deposits made by or on behalf of Parent, any Selling Subsidiary or any Manager as of the Cut-Off Time as security under any Assigned Contract, utility, public service or other arrangement to the extent the same remains on deposit for the benefit of the applicable Buyer.

(ix) The applicable Buyer shall receive a credit at the Closing for the value of the Employee Benefit Payables (except to the extent Parent has made (directly or indirectly) payment therefor to any Manager prior to Closing and such Buyer will receive the benefit of such payment after Closing), and shall assume all liability and responsibility for the Employee Benefit Payables for which such Buyer receives a credit. Buyers shall bear all liability and be solely responsible for all Employee related liabilities and obligations attributable to the period, or otherwise arising, from and after the Cut-off Time. To the extent Parent has, prior to the Closing, paid (directly or indirectly) for any Employee related liability or obligation that is attributable to the period, or otherwise arising, on or after the Cut-off Time, Parent shall receive a credit at the Closing for such payments. The applicable Buyer shall receive a credit for benefits, leave or performance bonuses that are earned by Employees prior to the Cut-off Time, but which have not yet been paid by Parent, the applicable Selling Subsidiary (or the applicable Manager on either of their behalves) prior to the Cut-off Time (it being agreed and understood that such credit shall be based on the applicable Manager’s estimate thereof at the Closing, and shall be reconciled after the Closing pursuant to Section 2.7(b), giving effect to the actual amounts).

(x) To the extent the applicable Selling Subsidiary is entitled to such revenues under the applicable Management Agreement or otherwise, Parent shall receive a credit for all vending machine revenues, and pay telephone and washroom and checkroom revenues at the Hotels as of the Closing and all such revenues following the Closing shall become the property of the applicable Buyer upon the Closing.

(xi) Parent shall receive a credit for any recurring fees for any Real Property’s or any Hotel’s Permits which have been paid by Parent (or the applicable Manager, Selling Subsidiary) prior to the Closing and relate to the period from and after the Closing Date, and the applicable Buyer shall receive a credit for any such fees which have not been paid as of the Closing and relate to the period prior to the Closing Date.

(xii) All fees, reimbursements and other amounts payable to Managers under the Management Agreements which are included in the Assigned Contracts, if any, shall be apportioned between Parent and the applicable Buyer as of the Cut-off Time. Any incentive management or similar fee payable under any such Management Agreement (each, an “IMF”) to the Manager under such Management Agreement shall be apportioned as follows:

(A) Within five (5) days after issuance by the applicable Manager of a financial or other operating statement under the applicable Management Agreement (the “Final Accounting Period Statement”) for the accounting period in which the Closing occurs (the “Final Accounting Period”), Parent and the applicable Buyer shall calculate an adjustment to the IMF, representing the difference between (x) the aggregate IMF paid to the applicable Manager for the 2014 Fiscal Year prior to the Cut-off Time as shown on the Final Accounting Period Statement, and (y) the Actual IMF at the Closing as calculated below. If the Actual IMF at the applicable exceeds the IMF paid to the applicable Manager prior to the Cut-off Time as shown on the Final Accounting Period Statement, Parent shall pay the excess thereof to such Buyer within five (5) days of such determination. If the Actual IMF at the Closing is less than the IMF paid to the applicable Manager prior to the Cut-off Time as shown on the Final Accounting Period Statement, such Buyer shall pay the shortfall to Parent within five (5) days of such determination. The “Actual IMF” shall be calculated as the sum of (a) 2014 fiscal year Operating Profit prior to the Cut-off Time, divided by the applicable Manager’s most recent forecast of full 2014 fiscal year Operating Profit, multiplied by (b) such Manager’s forecast of full 2014 fiscal year IMF. “Operating Profit” shall have the meaning ascribed to such term in the applicable Management Agreement (or any term of similar import in the applicable Management Agreement which serves as the basis for calculating the IMF thereunder), and for purposes of this paragraph Operating Profit for the Final Accounting Period shall be prorated based on the number of days in such Final Accounting Period that are prior to, or after, the Cut-off Time.

(B) As part of the Final Settlement Statement, Parent and the applicable Buyer shall determine, based on the information provided in the Final Accounting Period Statement, whether the Actual IMF for the 2014 Fiscal Year differs from the forecasted IMF used in determining the adjustment to the IMF described in Section 2.7(a)(xii)(B). As part of the True-up Amount, Parent and such Buyer shall each pay to the other such amounts as may be necessary to correct the adjustment to the IMF.

(xiii) Parent shall retain all account(s) that hold all funds for the benefit of Parent, any Selling Subsidiary or any Hotel, including any “FF&E reserve,” “reserve for replacements,” “working capital,” “operating funds,” or other accounts, reserves or escrows, whether maintained by any Manager under the applicable Management Agreement or otherwise. At the Closing, the applicable Buyer shall fully fund any required reserve, escrow or similar fund or account under the Management Agreements; provided, however, that if as of the Closing Date, any Manager under an assumed Management Agreement shall not have deposited into any “FF&E reserve,” “reserve for replacements,” “working capital,” “operating funds,” or other accounts, reserves, escrows or similar accounts the amounts required under the applicable assumed Management Agreement to be deposited therein for the Final Accounting Period and such amounts shall have otherwise been deposited into a reserve at or with respect to the Real Property and remain available to be used by the applicable owner or Manager for Real Property expenses as of Closing, then Parent shall receive a credit for such amount, apportioned as of the Cut-off Time.

(xiv) Rent and all other amounts actually received from Occupants under any Space Leases shall be apportioned between Parent and the applicable Buyer as of the Cut-Off Time. If any arrearage exists under any Space Lease as of the Closing Date, any amounts collected on or after the Closing Date with respect to such Space Lease shall be applied first to amounts then due and payable under such Space Lease with respect to periods prior to the Closing Date, and thereafter to any amounts then due and payable under such Space Lease with respect to the period from and after the Closing Date.

(xv) The applicable Buyer shall receive a credit for all cash security deposits, if any, held by or for any Selling Subsidiary under any Space Leases. Such Buyer shall cause such amount to be maintained after the Closing as a security deposit in accordance with the terms of the applicable Space Lease and applicable Law and shall indemnify and hold harmless the Parent Indemnified Parties from all Legal Proceedings of Occupants with respect thereto. In the event that any Selling Subsidiary holds any letters of credit as a security deposit under any Space Lease, then Parent shall cause such letters of credit to be transferred to the applicable Buyer at the Closing or as soon as reasonably practicable thereafter. Such Buyer shall bear all costs and expenses required to transfer any such letters of credit.

(xvi) All rent payable under the Ground Leases shall be prorated between Parent and the applicable Buyer as of the Closing Date on an accrual basis, based on the actual number of days in the month (quarter, year or other applicable period) during which the Closing Date occurs. Parent shall be responsible for all rent payable under the Ground Leases attributable to the period before the Closing Date and the applicable Buyer shall be responsible for all rent payable under the Ground Leases attributable to the period on and after the Closing Date. In addition, Parent shall receive a credit at the Closing for the then-balances, if any, of all impounds and reserves held under the Ground Leases (and at the Closing, the applicable Buyer shall receive all rights of Parent thereto).

(xvii) Any other items of operating income or operating expense which are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the applicable Real Property is located shall be prorated between Parent and the applicable Buyer as of the Closing Date on an accrual basis, based on the actual number of days in the month (quarter, year or other applicable period) during which the Closing Date occurs.

(b) All of the Prorated Items that can be determined or estimated as of the Closing Date shall be so determined or estimated by the Hospitality Accountant at least two (2) Business Days prior to the Closing in a report (the “Estimated Proration Report”) which shall be attached to, and form a part of, the Closing Statement delivered by Parent to Buyers pursuant to Section 2.4. The Estimated Proration Statement shall include a detailed breakdown of the Prorated Items and shall be prepared in a manner consistent with the calculation principles and procedures set forth in Section 2.7(a); provided, however, the Estimated Proration Report shall not include (i) an estimate of revenues or payables applicable to the night before or day of the Closing, which shall instead be included as part of the Final Settlement Statement, as hereinafter defined and (ii) the final cash accounting described in Section 2.7(a)(iii), which shall be finalized and included on the Closing Statement on the Closing Date. Three (3) months following the Closing Date, Buyers shall prepare and issue to Parent an updated proration report and closing statement (the “Final Settlement Statement”) prepared in a manner consistent with the calculation principles and procedures set forth in Section 2.7(a), and which shall adjust those Prorated Items and other items on the Closing Statement (A) which were not apportioned on the Estimated Proration Report or Closing Statement because of the unavailability of information, (B) which were apportioned on the Estimated Proration Report or Closing Statement based upon estimated, inaccurate or incomplete information, or (C) for which manifest errors existed on the Estimated Proration Report or Closing Statement. Buyers and Parent shall each have the right to have their respective accountants review drafts of the Final Settlement Statement such that the Final Settlement Statement accurately reflects the operations of the Hotels on the Closing Date, and Buyers shall provide Parent and its Representatives reasonable access to the Hotels or each Buyer’s principal place of business where such books and records are maintained to review such books and records to enable Parent to audit the same with respect to the Final Settlement Statement. The Parties shall meet to come to a final determination of the accuracy of the Final Settlement Statement within thirty (30) days (“Final Proration Period”) after the issuance of the Final Settlement Statement. Unless any matters remain in dispute upon the expiration of the Final Proration Period, then within five (5) days of such expiration, Parent or Buyers, as the case may be, shall pay to the other the amount as may be required by the Final Settlement Statement (the “True-up Amount”). If any matters remain in dispute (the “Unresolved Items”) at the expiration of any Final Proration Period, then PricewaterhouseCoopers LLP (or, if at the time of such dispute PricewaterhouseCoopers LLP is performing audit or other services for either Parent or any Buyer, then such other independent accounting firm of recognized national standing which is not providing such services to either Parent or any Buyer at such time and is otherwise mutually selected by Parent and Buyers) shall resolve such Unresolved Items, acting as an expert and not an arbitrator, but in no case shall they review or propose any resolution for any matters that are not Unresolved Items. If neither PricewaterhouseCoopers LLP nor any such mutually selected accounting firm is willing and able to serve in such capacity, then Parent shall within ten (10) days deliver to Buyers a listing of three other accounting firms of recognized national or regional standing and Buyers shall within ten (10) days after receipt of such list, select one of such three accounting firms, provided that the firm ultimately selected may not be performing audit or other services for either Parent or any Buyer at such time (such firm as is ultimately selected pursuant to the aforementioned procedures being the “True-Up Accountant”). Buyers and Parent shall use their Reasonable Efforts to cause the True-Up Accountant to issue its written determination regarding the Unresolved Items within thirty (30) days after such Unresolved Items are submitted for review. The True-Up Accountant shall make a determination with respect to the Unresolved Items only and shall be limited to those adjustments, if any, that need to be made in order for the Final Settlement Statement to comply with the standards referred to in this Section 2.7. In no event shall the True-Up Accountant’s determination of any Unresolved Items be outside the range of Buyers’ and Parent’s disagreement. The determination of the True-Up Accountant shall be final, binding and conclusive for all purposes hereunder. Such amounts as finally determined by the True-Up Accountant shall be used to determine the True-Up Amount, which shall be paid by the applicable Party within five (5) days of the True-Up Accountant’s determination. Upon payment of the True-up Amount pursuant to this Section 2.7(b), such True-Up Amount shall be deemed final and binding on the Parties and except as otherwise expressly set forth in this Agreement there shall be no further adjustment between Parent and Buyers for income and expenses.

(c) Buyers and Parent shall share the fees and expenses of the True-Up Accountant in inverse proportion to the relative amounts of the Unresolved Items determined in favor of such Party, in accordance with the following formulas: (i) Parent shall pay a portion of such fees and expenses equal to the total fees and expenses multiplied by a fraction, the numerator of which is the dollar amount of Unresolved Items resolved in favor of Buyers and the denominator of which is the total dollar amount of Unresolved Items and (ii) Buyers shall pay a portion of such fees and expenses equal to the total fees and expenses multiplied by a fraction, the numerator of which is the dollar amount of Unresolved Items resolved in favor of Parent and the denominator of which is the total dollar amount of Unresolved Items.

Section 2.8 Closing Costs. In connection with the Closing, Buyers shall bear the costs, fees and expenses required to be incurred in connection with, or arising as a result of, (a) obtaining any Franchisor Consent (including any franchise license fees or PIPs) or any Manager Consent, (b) any endorsements to any title policies and any lender’s policies with respect to the Real Property (whether for owner’s, leasehold or lender’s policies and including, in each case, extended coverage), (c) any survey costs, environmental report costs or any other costs related to Buyers’ diligence of or access to the Real Properties, (d) the termination of any Terminating Management Agreement (including any termination fees thereunder) or (e) Buyer’s election to obtain co-insurance provided by a Co-Insurer on any Title Policy pursuant to Section 2.10(e), which costs are in excess of the cost of the premium on such Title Policy if the Deposit Escrow Agent had provided such Title Policy without such co-insurance. Parent shall bear the costs, fees and expenses required to be incurred in connection with the termination of any TRS Lease. All transfer, stamp, excise and similar Taxes (except for any such Taxes to be borne by Buyer pursuant to Section 2.12) and all recording fees and charges incident to the sale of the Hotel Assets (including any such Taxes determined to be payable after the Closing in connection with a post-Closing audit by any Governmental Authority), in addition to any premiums for owner’s or leasehold title policies (other than costs, fees and expenses related to endorsements thereto, which are addressed in clause (b) of the first sentence of this Section 2.8), shall be borne equally by the Parties. The costs, fees and expenses required to be incurred in connection with the engagement of the Deposit Escrow Agent or the Hospitality Accountant shall be borne equally by the Parties. All other costs incurred at the Closing shall be borne by the Parties in accordance with local custom.

Section 2.9 Pre-Closing Access. Prior to the Closing, Parent shall afford to each Buyer and its authorized Representatives reasonable access (at such Buyer’s sole cost and risk, during normal business hours and in such manner as not to unreasonably interfere with the normal operation of Parent’s, the Selling Subsidiaries’, any Manager’s or any Occupant’s business at the Hotels) to such Real Property, Hotels and other Hotel Assets (including the books, Contracts and records of the Selling Subsidiary that owns or otherwise has the right to use such Real Property, Hotel or other Hotel Assets) to the extent the same is in Parent’s possession (it being agreed and understood that any such books, Contracts, records and other information made available in Parent’s electronic dataroom to which any Buyer and its Representatives have access shall constitute sufficient access hereunder), in each case, as such Buyer and such Representatives may reasonably request; provided, that each Buyer shall (a) jointly and severally indemnify, defend and hold harmless each Parent Indemnified Party from and against any and all liabilities, claims and expenses (including reasonable attorneys’ fees), including, without limitation, those for personal injury to or death of any of such Buyer’s directors, officers, employees, or other Representatives, in each case arising out of or related to any access permitted by this Section 2.9, except to the extent such claims arise from the gross negligence or willful misconduct of the Parent Indemnified Parties or due to pre-existing conditions affecting the Real Property (but only to the extent that such Buyer’s or its Representatives’ access thereto does not disturb, amplify or otherwise affect such pre-existing condition), (b) provide Parent with a liability insurance policy naming Parent as a named insured in the amount of at least $2,000,000 with respect to such Buyer’s or its Representatives’ activities at the Real Property, the Hotels and the other Hotel Assets and (c) restore the Hotels, the Real Property and the other Hotel Assets, at its own expense, to substantially the same condition which existed prior to its access thereto. Parent shall have the right to have a Representative present at all times during any such inspections and examinations. Additionally, each Buyer shall hold in confidence all such information on the terms and subject to the conditions contained in any Confidentiality Agreement. Notwithstanding the foregoing, neither Buyer shall have right of access to, and Parent shall have no obligation to provide to such Buyer, information relating to (i) bids received from others in connection with the sale process that gave rise to the transactions contemplated by this Agreement, or in connection with any other sale process related to the Real Property, any Hotel or any other Hotel Assets, or any information or analysis (including financial analysis) relating to any such bids, (ii) any information the disclosure of which would (A) jeopardize any legal privilege or work-product privilege available to Parent, any of the Selling Subsidiaries or any of their respective Affiliates relating to such information, (B) cause Parent, any of the Selling Subsidiaries or any of their respective Affiliates to breach a confidentiality obligation or (C) have an adverse competitive impact on Parent, any of the Selling Subsidiaries or any of their respective Affiliates as determined by Parent in its sole discretion, (iii) organizational, financial and other documents relating to Parent or any of its Affiliates (other than any Selling Subsidiary), (iv) information contained in any internal financial analyses or projections with respect to the Selling Subsidiaries or the Real Property, any Hotel or any other Hotel Asset or (v) any information the disclosure of which would result in a violation of Law or Contract. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of Parent, (x) neither Buyer shall contact any landlords under Ground Leases, Occupants, Managers, Franchisors, non-managerial Employees or Lenders or any of their respective Representatives regarding the Real Property, the Hotels, the other Hotel Assets, this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby and (y) neither Buyer shall have any right to perform any physical or invasive testing (environmental, structural or otherwise) at any Real Property or any Hotel (such as soil borings, water samplings or the like).

Section 2.10 Third Party Approvals and Notifications; Non-Assignable Assets; Further Assurances; Co-Insurance; Specified Declaration.

(a) Parent shall, and shall cause the Selling Subsidiaries to, use Reasonable Efforts to, as soon as reasonably practicable, obtain such consents, waivers, approvals, orders and authorizations (including the Required Manager Consents and the Required Franchisor Consents), and make such notifications (including to Lenders under the Prepaid Existing Loans), in each case, as are reasonably necessary to consummate the transactions contemplated hereby (collectively the “Third Party Approvals and Notifications”). Each Buyer shall cooperate with Parent to assist Parent to obtain such Third Party Approvals and Notifications.

(b) Without limiting the generality of the provisions of Section 2.10(a), but in furtherance thereof, the following provisions shall apply prior to the Closing:

(i) Promptly following the date hereof (and in any event within five (5) Business Days following the date hereof), each Buyer, at its sole cost and expense and in its own name, shall make all necessary applications (on each Franchisor’s standard form application) for, and shall diligently pursue, each of the Franchisor Consents. Each Buyer shall keep Parent informed of the status of each such application and shall promptly respond to Parent’s inquiries regarding the status of the same. Each Buyer acknowledges that it has received, in connection with the Franchisor Consents, a Property Improvement Program (“Existing PIP”) prepared by each Franchisor, pursuant to which Buyer will be required to upgrade and make certain improvements at the applicable Hotels in connection with its purchase thereof. The applicable Buyer shall satisfy the requirements of the Existing PIPs pursuant to and in accordance with the terms thereof. Notwithstanding the foregoing, prior to the Closing, the applicable Buyer may, but shall not be obligated to, endeavor to negotiate with each Franchisor to amend the requirements of the Existing PIPs. If the applicable Buyer and any Franchisor agree in writing to amend the requirements of any Existing PIP (such amended Existing PIP being referred to herein as a “Negotiated PIP”), then such Buyer shall satisfy the requirements of the Negotiated PIP pursuant to and in accordance with the terms thereof. If the applicable Buyer and any Franchisor do not agree in writing on a Negotiated PIP prior to the Closing, then such Buyer shall remain obligated to satisfy the requirements of the Existing PIP pursuant to and in accordance with the terms thereof. All upgrades and improvements required by the Existing PIP or Negotiated PIP, as applicable, shall be performed after the Closing at Buyers’ sole cost and expense, without any debit or credit to the Closing Cash Consideration.

(ii) Buyers hereby agree and acknowledge that no Buyer shall assume, pursuant to the terms of this Agreement or otherwise, any of the Management Agreements set forth on Annex C (the “Terminating Management Agreements”), and Buyers hereby direct Parent to take such actions as are necessary (at Buyers’ sole cost and expense) to terminate the Terminating Management Agreements, effective as of the Closing. Parent shall cause the Terminating Management Agreements to be terminated prior to the Closing (at Buyers’ sole cost and expense), and Buyers shall reasonably cooperate with Parent in connection therewith (including, in the case of the Hotels commonly known as Hyatt Place Boston Medford, Courtyard Tucson Williams Center and Residence Inn Houston Westchase, by obtaining the Franchisor Consents in respect thereof, as required by the applicable Management Agreements in connection with the termination of such Management Agreements). The Parties hereby agree and acknowledge that the Terminating Management Agreements shall be deemed to not constitute Assigned Contracts hereunder, and no Manager Consent shall be deemed to exist in respect of any Terminating Management Agreement.

(iii) Prior to the Closing, Parent and Buyers shall use Reasonable Efforts to cause each applicable Manager (other than any Manager under a Terminating Management Agreement) to deliver a Manager Consent. Promptly upon execution of this Agreement, the applicable Buyer shall provide to each Manager from whom a Manager Consent is required appropriate information demonstrating such Buyer’s compliance with any applicable requirements (if any) of the applicable Management Agreements, the satisfaction of which are necessary for the assignment thereof to such Buyer, and Parent shall notify each such Manager of the execution of this Agreement. Upon request of Parent or any such Manager, each Buyer shall promptly provide such Manager such additional information as such Manager may reasonably request. Parent and Buyers shall each promptly notify the other of any material communication received from any such Manager relating to compliance of the transactions contemplated by this Agreement with the requirements of the applicable Management Agreement. Each of Parent and Buyers shall agree to such modifications to any Management Agreement as the applicable Manager may reasonably require in order to deliver the applicable Manager Consent. In addition to the foregoing, prior to the Closing, Parent and Buyers shall cooperate with each other and shall use Reasonable Efforts to obtain from each Manager (other than any Manager under a Terminating Management Agreement), an estoppel certificate in form and substance customarily given by such Manager.

(iv) Prior to or concurrently with the Closing, Parent shall, and shall cause the applicable Selling Subsidiaries to, take such actions as are necessary (at Parent’s sole cost and expense) to terminate the TRS Leases, effective as of the Closing.

(v) Notwithstanding anything herein to the contrary, each Buyer’s obligations pursuant to this Section 2.10(b) shall be absolute, continuing and unconditional, notwithstanding (A) any negative or adverse financial or operating results of any Hotel or Selling Subsidiary (whether taken individually or taken as a whole) or any failure of any of them to meet with any financial projections, forecasts, estimates, business plans or otherwise, whether prepared by any Buyer, Parent, any Manager or any of their respective Representatives, (B) any action or omission taken or made by any Manager or Franchisor, which action or omission has or may have any negative or adverse effect described in the foregoing clause (A) or (C) any matters arising out of or resulting from the consummation of any of the Spin Transactions (including as a result of (x) the Hotel Assets ceasing to be managed or operated by the employees of Parent that currently manage and operate such Hotel Assets or (y) Parent ceasing (or taking steps to cease) its operations in the hotel or lodging industry generally) or any action taken by Parent in furtherance thereof. In no event shall any of the provisions of this Agreement (including this Section 2.10(b)) be interpreted to require Parent to provide any additional contributions to capital to any of the Selling Subsidiaries or to otherwise remedy any negative or adverse financial or operating results of any Hotel or Selling Subsidiary (whether taken individually or taken as a whole) in order for any Buyer to be required to comply with its obligations hereunder, including such Buyer’s obligations to obtain any Third Party Approvals and Notifications pursuant to this Section 2.10(b).

(c) Subject to, and not in limitation of, Sections 2.10(a) and 2.10(b) each Buyer and Parent shall, and Parent shall cause the Selling Subsidiaries to, use their respective Reasonable Efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement (including by executing and delivering to each other such other documents, agreements or instruments of transfer as are reasonably necessary therefor) and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

(d) Notwithstanding Section 2.1 or anything else in this Agreement to the contrary, neither this Agreement nor any other document related to the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall constitute a sale, assignment, transfer or conveyance or an attempted sale, assignment, transfer or conveyance of any Hotel Asset for which any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Permit, Contract, Law, judgment or otherwise has not been obtained. Pending the obtaining of any such consent, approval, authorization, clearance, exemption, waiver or similar affirmation, the applicable Buyer and Parent shall, and Parent shall cause the Selling Subsidiaries to, cooperate with each other in any reasonable and lawful arrangements proposed mutually agreeable to the Parties that (i) provides to such Buyer the benefits of use of the applicable Hotel Asset for its term and (ii) provide that such Buyer will bear the liabilities and obligations of the applicable Hotel Asset for its term to the extent such liabilities or obligations would be Assumed Liabilities if such consent, approval, authorization, clearance, exemption, waiver or similar affirmation had been obtained. Once such consent, approval, authorization, clearance, exemption, waiver or similar affirmation for the sale, assignment, transfer and conveyance of an applicable Hotel Asset is obtained, Parent shall, and shall cause the applicable Selling Subsidiaries to, promptly sell, assign, transfer and convey such Hotel Asset to such Buyer, and, to the extent the liabilities or obligations under such Hotel Asset assigned to such Buyer are Assumed Liabilities, such Buyer shall assume such liabilities and obligations with respect to such Hotel Asset from and after the date of assignment to such Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption (which special-purpose agreement the Parties shall prepare, execute and deliver in good faith at the time of such transfer).

(e) Within five (5) Business Days after the date hereof, Buyer may, by written notice to Parent and the Deposit Escrow Agent, elect to permit one or more other reputable national title insurance companies (e.g., Fidelity National Title Insurance Company, Commonwealth Land Title Insurance Company, Chicago Title Insurance Company, Lawyer’s Title Insurance Company or Old Republic Title Insurance Company) (each, a “Co-Insurer”) to provide co-insurance under any Title Policy specified in such notice, provided that (i) in all events the Deposit Escrow Agent shall remain the lead agent and underwriter, (ii) in no event shall the aggregate co-insurance provided by all Co-Insurers exceed fifty percent (50%) of the applicable policy amount under any Title Policy, it being understood that the Deposit Escrow Agent shall at all times be entitled to insure not less than fifty percent (50%) of the policy amount under each such Title Policy, (iii) Buyer shall be solely responsible for any costs of such co-insurance provided by a Co-Insurer on any Title Policy in excess of the cost of the premium on such Title Policy if the Deposit Escrow Agent had provided such Title Policy without such co-insurance, (iv) neither Parent nor any of the Selling Subsidiaries shall be required to execute and deliver to or for the benefit of any Co-Insurer any separate owner’s title affidavit or other title undertaking or indemnity or otherwise satisfy any other separate requirements of any such Co-Insurer as a condition to such Co-Insurer providing such co-insurance, it being understood that Parent and the Selling Subsidiaries shall only be required to execute and deliver the Owner’s Affidavit to the Deposit Escrow Agent and satisfy any other requirements agreed upon between the Deposit Escrow Agent and Parent as a condition to issuance of the Title Policies (although all Co-Insurers shall be entitled to rely on the Owner’s Affidavit and any similar instruments delivered to Deposit Escrow Agent) and (v) the ability or willingness of any Co-Insurer to co-insure any Title Policy shall not be a condition to Closing.

(f) At or prior to the Closing, Parent shall provide Buyers with evidence of the waiver by the Declarant of the Declarant’s rights under Section 3(l) of the Specified Declaration (such waiver, the “Specified Waiver”), it being agreed and understood that the Specified Waiver may be evidenced either by (i) an affirmative waiver provided by the Declarant or (ii) the Declarant’s failure to provide Parent (or the applicable Selling Subsidiary) with a Declarant’s Notice (as defined in the Specified Declaration) within thirty (30) days following the Declarant’s receipt of Parent’s notice to Declarant offering the Specified Real Property to the Declarant in accordance with Section 3(l) of the Specified Declaration. Notwithstanding anything contained herein to the contrary, in the event that Parent fails to provide Buyer with evidence of the Specified Waiver as of the Closing Date, then (A) the Parties will proceed to the Closing and shall consummate the purchase and sale of all Hotel Assets, other than the Hotel Assets specifically related to the operation of the Specified Real Property (the “Withheld Assets”), which shall not be transferrred to Buyer, (B) the Closing Cash Consideration payable by Buyer at the Closing pursuant to Section 2.3(b) shall be reduced by the Allocated Asset Value of the Withheld Assets, (C) Buyers, Parent and the Selling Subsidiaries shall have no further rights or obligations under this Agreement relating to any such Withheld Assets and (D) any such Withheld Assets shall cease to be considered a “Hotel Asset” for any purpose hereunder. For the avoidance of doubt, Parent’s failure to provide Buyers with evidence of the Specified Waiver at or prior to Closing shall not be deemed to (x) be a breach of any representation, warranty, covenant or agreement of Parent hereunder for any purpose or in any respect, or (y)

result in the failure to satisfy any condition to the obligations of any Party to cause the Closing to occur pursuant to Article VII. If not delivered prior to the date hereof, promptly after the date hereof Parent shall cause the applicable Selling Subsidiary to deliver to the Declarant the notice of the applicable Offer (as defined in the Specified Declaration) and other related documents required under Section 3(l) of the Declaration.

Section 2.11 Purchase Price Allocation. The Parties agree that the Initial Purchase Price shall be allocated among the Hotels and Hotel Assets in the manner set forth in Annex F (the “Allocated Asset Values”) and Buyers and Parent shall, prior to Closing, adjust the Allocated Asset Values as reasonably determined by both parties to reflect the adjustments to the Closing Cash Consideration that are attributable to the Hotels and Hotel Assets. Buyers and the Selling Subsidiaries shall (a) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Internal Revenue Code) with respect to the Allocated Asset Values, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Closing Cash Consideration, and (b) file all federal, state and local Tax Returns and related tax documents consistent with such Allocated Asset Values.

Section 2.12 Sales Tax. At or prior to Closing, Buyers shall either provide to Parent exemption certificates with respect to, or pay, all sales Taxes (collectively, “Sales Tax”) that is payable as a result of the sale to Buyers of Furnishings, Consumables, Supplies, and Retail Inventories and all other items for which Sales Tax is or may be payable under applicable Law (collectively, the “Closing Sales Tax”). In connection with the Closing Sales Tax, Parent shall prepare or obtain all applicable forms for filing with the appropriate governmental authorities and/or that the Selling Subsidiaries determine are necessary or desirable in order to accurately calculate the Closing Sales Tax, if available (collectively, the “Closing Sales Tax Forms”). Subject to this Section 2.12, Buyers shall be responsible for paying the Closing Sales Tax and delivering such Closing Sales Tax Forms to the appropriate taxing authorities. The term “Closing Sales Tax Forms” includes (a) valid resale or other exemption certificates and seller’s permits or licenses for the sale of Retail Inventories at the Hotel (each, a “Resale Certificate”) from each of the applicable jurisdictions; and (b) where applicable, such documentation confirming that the transactions contemplated under this Agreement constitute an “occasional sale” under applicable Law (with respect to each Hotel, each is an “Occasional Sale Certificate”). Parent and Buyers each agree to cooperate reasonably in executing such Resale Certificates and Occasional Sale Certificates, if necessary under applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO PARENT

Except as disclosed in the Disclosure Schedule, Parent hereby represents and warrants to Buyers as follows:

Section 3.1 Organization of Parent. Parent is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has the requisite power and authority to own or lease its assets and to conduct its business as it is now being conducted.

Section 3.2 Authorization; Enforceability. Parent has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform all obligations to be performed by it hereunder or thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized and approved by all requisite action on the part of Parent. This Agreement has been, and as of the Closing Date, each of the Transaction Documents to which Parent is a party and which are to be delivered on the Closing Date will be, duly and validly executed and delivered by Parent and constitutes, or in the case of such Transaction Documents, will constitute a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 3.3 No Conflict.

(a) None of the execution and delivery by Parent of this Agreement or the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, or the compliance by Parent with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, its Organizational Documents or any Law or (ii) conflict with, or result in any violation of or default under, or give rise to a right of termination or cancellation under, any Contract to which Parent is a party or by which Parent or its properties or assets are bound, except, in the case of this clause (ii), for such conflicts, violations, defaults, terminations or cancellations as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of Parent to enter into and perform its obligations under this Agreement or the Transaction Documents to which it is a party or consummate the transactions contemplated hereby or thereby.

(b) No consent, waiver, approval, order or Permit of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of Parent in connection with the execution and delivery by Parent of this Agreement or the Transaction Documents to which it is a party or the consummation by Parent of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, Permits, declarations, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent to enter into and perform its obligations under this Agreement or the Transaction Documents to which it is a party or consummate the transactions contemplated hereby or thereby.

Section 3.4 Litigation. There are no (a) Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or (b) outstanding orders or unsatisfied judgments from any Governmental Authority binding upon Parent, in each case, that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of Parent to enter into and perform its obligations under this Agreement or the Transaction Documents to which it is a party or consummate the transactions contemplated hereby or thereby.

Section 3.5 Brokers’ Fees. Except for Goldman Sachs & Co. and Morgan Stanley & Co. LLC, whose fees will be paid by Parent, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or the Transaction Documents based upon any Contract with Parent or any of its Affiliates.

Section 3.6 OFAC. Parent is currently in material compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in material compliance with, the regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”) (including those named on its Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLING

SUBSIDIARIES

Except as disclosed in the Disclosure Schedule, Parent hereby represents and warrants to Buyers as follows:

Section 4.1 Organization of the Selling Subsidiaries; Authorization and Enforceability of Selling Subsidiaries.

(a) Each of the Selling Subsidiaries is the type of entity set forth across from its name on Section 4.1 of the Disclosure Schedule, duly organized, validly existing and in good standing under the Laws of its jurisdiction and has the requisite power and authority to own or lease its assets and to conduct its business as it is now being conducted. Each Selling Subsidiary is duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, except where such failures to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Each Selling Subsidiary has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform all obligations to be performed by it thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby will, as of the Closing, have been duly and validly authorized and approved by all requisite action on the part of the Selling Subsidiaries party thereto. As of the Closing Date, each of the Transaction Documents to which any Selling Subsidiary is a party and which are to be delivered on the Closing Date will be, duly and validly executed and delivered by the Selling Subsidiary Party thereto and will constitute a legally valid and binding obligation of such Selling Subsidiary, enforceable against such Selling Subsidiary in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.2 No Conflict; Regulatory Approvals.

(a) None of the execution and delivery by Parent of this Agreement or the Transaction Documents to which Parent is a party, the consummation of the transactions contemplated hereby or thereby, or the compliance by Parent with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, the Organizational Documents of any of the Selling Subsidiaries or any Law or (ii) conflict with, or result in any violation of or default under, or give rise to a right of termination or cancellation under, any provision of any Contract to which any of the Selling Subsidiaries is a party or by which any of the Selling Subsidiaries or any of their respective properties or assets are bound (or to the Knowledge of Parent, entered into by a Manager on behalf of a Selling Subsidiary or a Hotel), except, in the case of this clause (ii), for such conflicts, violations, defaults, terminations or cancellations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) No consent, waiver, approval, order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of any of the Selling Subsidiaries in connection with the execution and delivery by Parent of this Agreement or the Transaction Documents to which Parent is a party or the consummation of the transactions contemplated hereby or thereby except for such consents, waivers, approvals, orders, Permits, declarations, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.3 Title; Sufficiency of Assets. Each Selling Subsidiary owns and has good title to, or a valid leasehold interest in, all material tangible personal property included in the Hotel Assets, free and clear of all Liens other than Permitted Liens. Assuming that all consents, approvals, authorizations, clearances, exemptions, waivers or similar affirmations by any Person pursuant to any Permit, Contract, Law, judgment or otherwise which are required in connection with the sale, assignment, transfer or conveyance of the Hotel Assets have been made or obtained, the material tangible personal property included in the Hotel Assets constitute all of the material tangible personal property (other than any Excluded Property) reasonably required to operate the Hotels in all material respects substantially in the same manner as currently conducted by the Selling Subsidiaries on the date of this Agreement.

Section 4.4 Real Property.

(a) The Owned Real Property constitutes all the real property owned by any of the Selling Subsidiaries, and the Leased Real Property constitutes all the real property leased or subleased by any of the Selling Subsidiaries as a tenant thereunder (other than pursuant to any TRS Lease).

(b) Each Selling Subsidiary has good and valid fee simple title to the Owned Real Property, and good and valid leasehold title to the Leased Real Property, in each case, which is indicated on Section 4.4(b) of the Disclosure Schedule as being owned or leased by such Selling Subsidiary, as applicable, free and clear of all Liens, other than Permitted Liens.

(c) Except pursuant to the Management Agreements, Franchise Agreements, Ground Leases or Space Leases and except for Permitted Liens, no Person other than the Selling Subsidiaries has the right to use or occupy the Real Property as of the date hereof. To the Knowledge of Parent, except as disclosed in any real property files that have been made available to any Buyer on or prior to the date hereof, including, without limitation, all title policies, surveys and zoning reports, as of the date hereof, there are no pending, and Parent has not received any written notice of any threatened, condemnation proceedings with respect to the Real Property that would, indivdually or in the aggretgate, reasonably be expected to result in a Material Adverse Effect.

Section 4.5 ERISA; Employees.

(a) Neither the Real Property nor any portion thereof is the asset of an ERISA Plan within the meaning of 29 C.F.R. § 2510.3-101 or covered under Title I, Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan Assets”), and no Plan Assets have been used in the financing, refinancing, or purchase by Selling Subsidiary of all or any portion of the Real Property. None of Parent, or any Selling Subsidiary is acting on behalf of an ERISA Plan, a “plan” within the meaning of the Code or an entity deemed to hold Plan Assets of any ERISA Plan.

(b) All Employees employed at any Hotel are the employees of a Manager. No Selling Subsidiary has ever employed any of the current or former employees of the Hotel and is not a joint employer of any Employees.

(c) No Selling Subsidiary sponsors or maintains any Employee Plan.

Section 4.6 Contracts.

(a) Section 4.6(a) of the Disclosure Schedule sets forth a list of the following Contracts (including all material amendments, modifications and supplements thereto) to which any of the Selling Subsidiaries is a party in effect on the date of this Agreement (each Contract that is required to be listed in Section 4.6(a) of the Disclosure Schedule, being a “Material Contract”):

(i) each Contract pursuant to which a Selling Subsidiary receives management or operation services from any operator, manager or management company, in each case, with respect to one or more Hotels (collectively, the “Management Agreements”);

(ii) each franchise agreement or similar arrangement between a Selling Subsidiary as the franchisee and any franchisor of a system of hotels, in each case, with respect to one or more Hotels (collectively, the “Franchise Agreements”);

(iii) each lease agreement pursuant to which a Selling Subsidiary (or other Affiliate of Parent) leases or subleases any Real Property to another Selling Subsidiary (or other Affiliate of Parent) (collectively, the “TRS Leases”);

(iv) each Contract pursuant to which a Selling Subsidiary leases any of the Leased Real Property from a third-party landlord (collectively, the “Ground Leases”);

(v) each Contract pursuant to which a Selling Subsidiary is party to a tax abatement agreement or similar “payment in lieu of taxes” arrangement with respect to any Real Property (collectively, the “PILOT Agreements”); and

(vi) each principal loan agreement evidencing the Existing Loans.

(b) As of the date of this Agreement, each Material Contract represents the legally valid and binding obligation of the Selling Subsidiary party thereto, and, to the Knowledge of Parent, the legally valid and binding obligation of the other party or parties thereto, enforceable against such Selling Subsidiary or such other party or parties, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. None of the Selling Subsidiaries or, to the Knowledge of Parent, any other party or parties to any Material Contract is in material breach of or material default under any Material Contract, which breaches or defaults, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Parent has provided Buyers with true, correct and complete copies of the Material Contracts (including all material amendments and supplements thereto), other than any agreement evidencing or securing a Prepaid Existing Loan.

(c) Section 4.6(c) of the Disclosure Schedule sets forth a list of each (i) collective bargaining agreement, labor contract, or similar agreement with any labor organization or union with respect to any of the Employees (ii) Space Lease and (iii) material supply, service or vendor Contract with respect to any Hotel, in each case, entered into by any of the Selling Subsidiaries (or to the Knowledge of Parent, entered into by a Manager on behalf of a Selling Subsidiary or a Hotel) and which is in effect on the date of this Agreement. Notwithstanding the foregoing, if there exists any such Contract that is not shown on Schedule 4.6(c), the foregoing representation shall not be deemed to be incorrect to the extent (A) amounts paid under such Contract are reflected on the Financial Statements, (B) amounts paid under such Contract are not reflected on the Financial Statements but such Contract requires payments in the aggregate after the Closing Date of $25,000 or less per year, (C) the Contract is entered into after the date hereof in the ordinary course of business, (D) the Contract is a contract for the rental of a hotel room, suite, banquet or meeting room or convention facilities, (E) the Contract is a purchase order for Consumables, Supplies or Retail Inventories or (F) the Contract is terminable by the applicable Selling Subsidiary (or after Closing, the applicable Buyer) without penalty on not more than sixty (60) days prior notice.

(d) To the Knowledge of Parent, no Selling Subsidiary is party to any Contract (other than Material Contracts) that requires annual payments in excess of $250,000 and is not terminable on not more than 90 days’ notice without penalty or premium.

Section 4.7 Litigation. There (a) are no Legal Proceedings pending or, to the Knowledge of Parent, threatened by any Person, against or with respect to any of the Selling Subsidiaries, the Real Property or any Hotel and (b) is no outstanding order or unsatisfied judgment against any of the Selling Subsidiaries, the Real Property or any Hotel from any Governmental Authority, in the case of each of the foregoing clauses (a) and (b), that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 4.8 Financial Information. Parent has provided to Buyers a correct and complete copy of the unaudited annual operating statement for (a) the fiscal years ending December 31, 2012 and December 31, 2013 and (b) the six (6) months ending June 30, 2014, in each case, for each Hotel as received by Parent or the applicable Selling Subsidiary from the applicable Manager (collectively, the “Financial Statements”). To Parent’s Knowledge, each Financial Statement was prepared by the applicable Manager in accordance with the accounting standards set forth in the applicable Management Agreement and fairly present the operations of the applicable Hotel for the periods covered.

Section 4.9 Environmental Matters. The representations and warranties contained in this Section 4.9 are the sole and exclusive representations and warranties of Parent pertaining or relating to any environmental matters, including any other matter arising under any Environmental Laws. To Parent’s Knowledge:

(a) the operations of the Selling Subsidiaries are, and since January 1, 2013, have been, in compliance with all Environmental Laws in all material respects;

(b) none of the Selling Subsidiaries is the subject of any material outstanding administrative compliance order, consent decree or judgment from any Governmental Authority under any Environmental Laws requiring Remedial Action or the payment of any material fine or penalty; and

(c) none of the Selling Subsidiaries has received any written notification of any of the matters set forth in this Section 4.9.

Section 4.10 Legal Compliance. Except with respect to (a) compliance with Laws concerning Tax-related matters (as to which certain representations and warranties are made pursuant to Section 4.11) and (b) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.9), to the Knowledge of Parent, since January 1, 2013, none of the Selling Subsidiaries has received any written notice from any Governmental Authority that such Selling Subsidiary, the Real Property or the Hotels are not in compliance with any applicable Law, except for such noncompliance which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.11 Tax Matters. Parent and each Selling Subsidiary, with respect to the ownership, operation and use of the Hotel Assets, have (A) timely filed (or there has been timely filed on its behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it and such Tax Returns are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes reflected on their Tax Returns or otherwise required to have been paid by it. Each Selling Subsidiary is disregarded as an entity separate from either Parent or TRS Parent, and neither Parent nor TRS Parent is a “foreign person” within the meaning of Section 1445 of the Code.

Section 4.12 OFAC. Each Selling Subsidiary is currently in material compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in material compliance with, the regulations of OFAC (including those named on its Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating thereto.

Section 4.13 Bankruptcy. No Selling Subsidiary is the subject debtor under any federal, state or local bankruptcy or insolvency proceeding.

Section 4.14 Insurance. Parent has delivered or made available to Buyers certificates evidencing all property and business interruption insurance in effect with respect to the Hotel Assets, and all such insurance is in effect (subject to any redactions necessary due to the policies being blanket policies).

ARTICLE V

REPRESENTATIONS AND WARRANTIES RELATING

TO BUYERS AND BUYER PARENT

Except as disclosed in the Disclosure Schedule, each Buyer, jointly and severally, and Buyer Parent each hereby represent and warrant to Parent as follows:

Section 5.1 Organization of Buyers and Buyer Parent. Each Buyer is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Maryland.

Section 5.2 Authorization; Enforceability. Each Buyer and Buyer Parent has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform all obligations to be performed by it hereunder or thereunder. The execution and delivery of this Agreement and the Transaction Documents to which any Buyer or Buyer Parent, as applicable, is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized and approved by all requisite action on the part of each Buyer and Buyer Parent, as applicable. This Agreement has been, and as of the Closing Date, each of the Transaction Documents to which any Buyer or Buyer Parent, as applicable, is a party to be delivered on or prior to the Closing Date will be, duly and validly executed and delivered by each Buyer and/or Buyer Parent, as applicable, and constitutes, or in the case of each of the Transaction Documents to be delivered on or prior to the Closing Date, will constitute a legally valid and binding obligation of each Buyer and Buyer Parent, as applicable, enforceable against each Buyer and Buyer Parent, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 5.3 No Conflict.

(a) None of the execution and delivery by any Buyer or Buyer Parent of this Agreement or the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, or the compliance by each Buyer and Buyer Parent with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of the Organizational Documents of each Buyer or Buyer Parent or any Law or (ii) conflict with, or result in any violation of or default under, or give rise to a right of termination or cancellation under, any Contract to which any Buyer or Buyer Parent is a party or by which any Buyer or Buyer Parent or such Buyer’s or Buyer Parent’s properties or assets are bound, except, in the case of this clause (ii), for such conflicts, violations, defaults, terminations or cancellations as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of any Buyer or Buyer Parent to enter into and perform its obligations under this Agreement or the Transaction Documents to which it is a party or consummate the transactions contemplated hereby or thereby.

(b) No consent, waiver, approval, order or Permit of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of any Buyer or Buyer Parent in connection with the execution and delivery by each Buyer and Buyer Parent of this Agreement or the Transaction Documents to which it is a party or the consummation by each Buyer and Buyer Parent of the transactions contemplated hereby or thereby except for such consents, waivers, approvals, orders, Permits, declarations, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of any Buyer or Buyer Parent to enter into and perform its obligations under this Agreement or the Transaction Documents to which it is a party or consummate the transactions contemplated hereby or thereby.

Section 5.4 Litigation. There are no (a) Legal Proceedings pending or, to the Knowledge of Buyers or Buyer Parent, threatened against any Buyer or Buyer Parent or (b) outstanding orders or unsatisfied judgments from any Governmental Authority binding upon any Buyer or Buyer Parent, in each case, that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Buyer or Buyer Parent to enter into and perform its obligations under this Agreement or consummate the transactions contemplated hereby.

Section 5.5 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or the Transaction Documents based upon any Contract with any Buyer or any of its Affiliates.

Section 5.6 Financial Ability. Buyers and Buyer Parent together have sufficient cash on hand to fund the consummation of the transactions contemplated by this Agreement and the Transaction Documents, perform their obligations under this Agreement and the Transaction Documents and satisfy all other costs and expenses arising in connection herewith and therewith.

Section 5.7 Permitted Assignee. Each Buyer, and any Person that controls, directly or indirectly, such Buyer, satisfies all requirements set forth in each of the Management Agreements and Franchise Agreements for such Buyer to become a party to each such Management Agreement and Franchise Agreement (or to enter into a new Franchise Agreement with each Franchisor). Each Buyer has received all required “Franchise Disclosure Documents” in respect of each of the Franchise Agreements.

Section 5.8 OFAC. Each Buyer is currently in material compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in material compliance with, the regulations of OFAC (including those named on its Specially Designated

Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating thereto.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business Pending the Closing. From the date of this Agreement until the Closing, except (A) as set forth in Section 6.1 of the Disclosure Schedule, (B) as required by Law, (C) as otherwise contemplated by this Agreement, (D) in connection with, or as a result of, the consummation of any of the Spin Transactions (including as a result of (x) the Hotel Assets ceasing to be managed or operated by the employees of Parent that currently manage and operate such Hotel Assets or (y) Parent ceasing (or taking steps to cease) its operations in the hotel or lodging industry generally) or any action taken by Parent in furtherance thereof or (E) with the prior written consent of any Buyer (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) Prior to the Closing, Parent shall, and shall cause each Selling Subsidiary, to:

(i) use, own or operate the Real Property, the Hotels and the other Hotel Assets in substantially the same manner as currently conducted, including by (A) entering into any Management Agreements, Franchise Agreements or other Material Contracts (or, in each case, modifications, amendments, waivers and supplements thereto) to the extent consistent with the past operation of the applicable Real Property or Hotel and with the consent of any Buyer (provided that such Buyer’s consent shall not be required for any such modifications, amendments, waivers or supplements as may be affected automatically in accordance with such Material Contracts or are otherwise expressly contemplated by this Agreement), (B) causing the Managers and Franchisors to continue to operate the Hotels in the ordinary course of business consistent with past practices, including by maintaining levels of Supplies, Consumables and Retail Inventories consistent with seasonally-adjusted past practices and (C) continuing to maintain the insurance currently carried by Parent or the applicable Selling Subsidiary with respect to the Hotels; and

(ii) use Reasonable Efforts to preserve each Selling Subsidiary’s (A) present operations and organization and (B) present relationships with Managers, Franchisors, Employees, landlords under the Ground Leases, Lenders, Occupants and other Persons with whom the Selling Subsidiaries have similar relationships.

(b) Prior to the Closing, Parent shall not, and shall cause each Selling Subsidiary not to, take any of the actions set forth in clauses (i) – (v) below:

(i) other than in the ordinary course of business, subject any of the Real Property, Hotels or other Hotel Assets to any Lien other than Permitted Liens;

(ii) other than in the ordinary course of business or pursuant to the terms of a Material Contract, sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Hotel Assets (other than the Real Property, which is addressed in clause (iii) below);

(iii) sell, assign, or transfer any of the Real Property;

(iv) other than in the ordinary course of business, enter into, amend, terminate or renew any Material Contract (including all Management Agreements and Franchise Agreements), other than (A) any automatic amendments, terminations or renewals pursuant to the terms of any Material Contract or (B) terminations of Existing Loans (including by prepayment thereof), TRS Leases, Franchise Agreements, PILOT Agreements (to the extent related to the Real Property on which the Hilton Garden Inn Westbury is located) or Terminating Management Agreements;

(v) settle any material Legal Proceeding involving the Real Property or any Hotel or relating to the transactions contemplated by this Agreement or the Transaction Documents, other than settlements involving the payment of cash (and no ongoing restrictions on the Real Property or Hotels to be acquired directly or indirectly by either Buyer) for which Parent bears sole financial responsibility;

(vi) except for restorations or alterations required in the case of emergencies or material casualty or condemnation, make any material alterations to the Hotels without consent or approval of a Buyer; or

(vii) agree to do anything prohibited by this Section 6.1(b).

(c) Notwithstanding anything in Section 6.1(a) or Section 6.1(b), in no event shall Parent be responsible for any action taken by any Manager or Franchisor, which such Manager or Franchisor is permitted to take pursuant to the terms of the applicable Management Agreement or Franchise Agreement without the consent or approval of the applicable Selling Subsidiary, and Parent’s failure to prevent such Manager or Franchisor from taking such action shall not, in any event, be deemed a breach of this Section 6.1.

Section 6.2 Books and Records; Post-Closing Access. After the Closing, except in connection with a claim for indemnification between the Parties pursuant to Article VIII, each Buyer shall afford to Parent and its Representatives reasonable access, during normal business hours and in such manner as to not unreasonably interfere with the normal operation of such Buyer’s business, to the properties, books, Contracts, commitments, Tax Returns, records (including work papers) and counsel (subject to attorney-client privilege, which shall not be waived or violated) and accountants of, and shall furnish Parent and such Representatives with all financial and operating data and other information concerning the affairs of, the Real Property, the Hotels and the other Hotel Assets, in each case, as Parent or such Representatives reasonably request to the extent reasonably required by Parent in connection with its accounting, tax, legal defense or other similar needs. In furtherance of the foregoing, except as may otherwise be required pursuant to the applicable Buyer’s records management policy, Buyers shall retain all of the books and records included in the Hotel Assets and existing on the Closing Date and shall not destroy or dispose of any thereof for a period of six (6) years from the Closing Date or such longer time as may be required by Law.

Section 6.3 Buyers’ Risk of Loss. In the event that, after the date hereof but prior to the Closing Date, any portion of any Real Property (including any Hotel) is taken pursuant to eminent domain proceedings or the improvements on any Real Property (including any Hotel) are materially damaged or destroyed by any casualty, Parent shall be required to give Buyers prompt written notice of the same after Parent’s actual discovery of the same, but shall have no obligation to contribute capital to any Person, or to repair or replace (or cause to be repaired or replaced) any such damage, destruction or taken property, and no Buyer shall have any right to terminate this Agreement by reason thereof. Except to the extent any condemnation proceeds or insurance proceeds are (a) attributable to any items of monetary loss that Parent or any Selling Subsidiary has actually incurred prior to the Closing, or (b) required for collection costs or repairs by Parent or any Selling Subsidiary prior to the Closing Date, Parent shall, and shall cause the Selling Subsidiaries to, upon consummation of the transactions contemplated hereby, assign to the applicable Buyer all claims of Parent or any Selling Subsidiary respecting any condemnation or property, business interruption or similar insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such insurance received by Parent or any Selling Subsidiary on account of any casualty, as applicable. If any insurance policy described above does not permit the above referenced assignment, then, at the applicable Buyer’s election, Parent shall (or shall cause the applicable Selling Subsidiary to) use Reasonable Efforts to pursue recovery of any further proceeds to which the applicable Selling Subsidiary is thereafter entitled to receive under such insurance policies (and such obligation of Parent to pursue such recovery shall survive the Closing), and Parent shall otherwise reasonably cooperate with such Buyer in the collection of such insurance proceeds (including, if necessary, submitting a claim prior to Closing). Notwithstanding the foregoing, except pursuant to the express provisions of this Agreement, Parent shall not be required to provide any Buyer with any notice of, and except pursuant to the express provisions of this Agreement in no event shall any Buyer be entitled to any rights (including any right of termination) or remedies as a result of, (i) any negative or adverse financial or operating results of any Hotel or Selling Subsidiary (whether taken individually or taken as a whole) or any failure of any of them to meet with any financial projections, forecasts, estimates, business plans or otherwise, whether prepared by any Buyer, Parent, any Manager or any of their respective Representatives, (ii) any action or omission taken or made by any Manager or Franchisor without Parent’s or any Selling Subsidiary’s express written consent, which action or omission has or may have any negative or adverse effect described in the foregoing clause (i) or (iii) any matters arising out of or resulting from the consummation of any of the Spin Transactions (including as a result of (A) the Hotel Assets ceasing to be managed or operated by the employees of Parent that currently manage and operate such Hotel Assets or (B) Parent ceasing (or taking steps to cease) its operations in the hotel or lodging industry generally) or any action taken by Parent in furtherance thereof.

Section 6.4 Notice of Certain Events. Prior to the Closing Date, each Party (in the context set forth in this Section 6.4, the “Notifying Party”) shall promptly notify the other Party of: (i) any written notice or other communication from any Governmental Authority to the Notifying Party in connection with the transactions contemplated by this Agreement; (ii) any Legal Proceedings commenced or, to the Notifying Party’s Knowledge, threatened against, relating to, involving or otherwise affecting the consummation of the transactions contemplated by this Agreement; (iii) the discovery by the Notifying Party of any inaccuracy in or breach of any representation, warranty or covenant of such Notifying Party contained in this Agreement; and (iv) the discovery by the Notifying Party of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to such Notifying Party’s obligation to proceed to the Closing, as set forth in Article VII, impossible or unlikely.

Section 6.5 Parent Marks. Each Buyer agrees that (a) such Buyer has no, and after the Closing, will not have any right, title or interest in, to or under the names “Inland”, “Inland American”, “Inland American Real Estate” or “IA”, or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any derivations, modifications or alterations thereof, and any word, name or mark confusingly similar thereto (collectively, the “Parent Marks”), (b) such Buyer shall have no right to use the Parent Marks after the Closing Date and (c) such Buyer shall not use the Parent Marks after the Closing Date or hold itself out as having any sponsorship, endorsement or affiliation with Parent or any of its Affiliates.

Section 6.6 Publicity. Buyers and Parent shall not, and Parent shall cause the Selling Subsidiaries not to, issue any press release, public announcement or other disclosure concerning this Agreement, the Transaction Documents, the terms hereof or thereof and/or the transactions contemplated hereby or thereby without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the reasonable judgment of Parent or Buyers, disclosure is otherwise required by Law, provided that, to the extent required by Law, the Party intending to make such release, public announcement or disclosure shall use its Reasonable Efforts consistent with Law to consult with the other Party with respect to the text thereof prior to the issuance of such release, public announcement or disclosure (it being agreed and understood that no such consultation shall be required in the event that either Party makes any filings with the United States Securities and Exchange Commission (whether on Form 8-K or otherwise) in connection with matters not primarily related to the transactions contemplated by this Agreement). Parent and Buyers agree and understand that each Party intends to file a Form 8-K with respect to this Agreement and the transactions contemplated hereby, and in connection therewith, the Parties shall reasonably cooperate with each other, including by providing each other with a draft of such 8-K filing and reasonably considering any of the other Party’s reasonable comments thereto prior to making such filing.

Section 6.7 Confidentiality; Non-Disparagement; Audit.

(a) Each Buyer acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreements, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreements shall terminate, provided that Parent, each Buyer and the Selling Subsidiaries may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby.

(b) Parent shall not, and shall cause the Selling Subsidiaries and its and their Representatives not to, for a period of three (3) years after the Closing Date, directly or indirectly, without the prior written consent of a Buyer, disclose to any third party (other than each other and their respective Representatives) any confidential or proprietary information related to the Real Property, the Hotels or the other Hotel Assets; provided that the foregoing restriction shall not (i) apply to any information (A) generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.7(b)) or (B) independently developed by Parent or any of its Affiliates (other than by any of the Selling Subsidiaries prior to the Closing) without reference to or use of the applicable confidential or proprietary information, or (ii) prohibit any disclosure (x) required by Law so long as, to the extent legally permissible and feasible, Parent provides the applicable Buyer with reasonable prior written notice of such disclosure and a reasonable opportunity to contest such disclosure, (y) in the case of disclosure by Parent, which is related to the pre-Closing business or financial operations of the Selling Subsidiaries to the extent reasonably necessary or appropriate to be included in any filing made by Parent or its Affiliates with the United States Securities and Exchange Commission or (z) made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Section 6.7(b), Parent and its Representatives shall be deemed to have satisfied their obligations hereunder with respect to confidential or proprietary information related to the Real Properties, the Hotels and the other Hotel Assets if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar information.

(c) Each Party (in the context set forth in this Section 6.7(c), the “Receiving Party”) shall not, and shall cause its respective Representatives not to, for a period of three (3) years after the Closing, directly or indirectly, without the prior written consent of the other Party (in the context set forth in this Section 6.7(c), the “Disclosing Party”), disclose to any third party (other than such Receiving Party’s Representatives) any confidential or proprietary information of the Disclosing Party made available to the Receiving Party pursuant to the provisions of, or in connection with the negotiation of, this Agreement, the Confidentiality Agreements or the Transaction Documents; provided, that the foregoing restrictions shall not (i) apply to any information (A) generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.7), (B) independently developed by the Receiving Party or any of its Affiliates without reference to or use of any such information disclosed by the Disclosing Party or (C) in the case of either Buyer as the Receiving Party, any information relating to any Hotel Asset which is obtained by such Buyer by virtue of the purchase and sale therof or (ii) prohibit any disclosure (x) required by Law so long as, to the extent legally permissible and feasible, the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure and a reasonable opportunity to contest such disclosure or (y) made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Section 6.7(c), the Receiving Party and its Representatives shall be deemed to have satisfied their obligations hereunder with respect to confidential or proprietary information of the Disclosing Party if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar information.

(d) Each Party agrees that, except as compelled by applicable Law or Legal Proceeding (after provision of due prior notice of such Law or Legal Proceeding to the other Party) or in connection with such Party’s enforcement of its rights under, or defense against claims brought by the other Party under, this Agreement or any of the Transaction Documents, it will not, and will cause its Affiliates and its and their directors and executive officers not to, directly or indirectly, (i) publicly disparage the other Party or any of such other Party’s Representatives or (ii) take any action that would reasonably be expected to cause any of such Persons to suffer reputational damage in the eyes of the public or any equity-holders, clients, managers, franchisors, partners, lenders, employees or competitors of any such Person or other third parties with whom such Person has similar business relationships.

(e) From and after Closing until the first (1st) anniversary thereof, each Buyer and Parent shall confer and afford one another a reasonable opportunity to review and provide reasonable comment on any press release to be issued by any Buyer or Parent relating to the transactions contemplated by this Agreement or any of its economic terms and the appropriate time for making such release (but the contents of any such press release will ultimately be determined by the Party issuing or providing it and the foregoing shall not constitute a consent right).

(f) Each Party agrees that from the date hereof until the first (1st) anniversary of the Closing, the Parties will cooperate and work together with each other and their respective Affiliates in connection with the preparation of any Party’s or its Affiliates audited or unaudited financial statements, including by providing the party preparing such audited or unaudited financial statements and its Representatives with reasonable access to the books, records, Contracts, commitments, Tax Returns, ledgers and other information reasonably necessary or relevant to assist such prepating Party with such preparation and shall make such employees of the non-preparing Party reasonably available to answer questions of the preparing Party and assist the preparing Party in review of any such materials.

Section 6.8 Employee Matters.

(a) Parent shall, and shall cause the Selling Subsidiaries to, request each Manager to contine to employ, and not to give any termination notices under the WARN Act to, any Employees or Governmental Authorities. Buyers shall (or shall cause each Manager to) employ a sufficient number of Employees on sufficient terms and conditions to avoid applicability of the WARN Act to the transactions contemplated by this Agreement, and if any notice obligations under the WARN Act arise after the Closing, shall require each Manager to comply with all applicable Employment Laws and Obligations, including, if applicable, any obligations to provide any notice required by the WARN Act. Each Buyer shall indemnify, defend and hold harmless the Parent Indemnified Parties from and against any Losses that may be incurred by, or asserted against, any such Parent Indemnified Party arising out of or relating to any Buyer’s failure to comply with the WARN Act in connection with the transactions contemplated by this Agreement, except to the extent such Losses arise prior to Closing (other than as a result of any Buyer’s failure to employ a sufficient number of Employees on sufficient terms and conditions to avoid applicability of the WARN Act to the transactions contemplated by this Agreement). Parent shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any Losses that may be incurred by, or asserted against, any such Buyer Indemnified Party arising out of or relating to Parent’s, the Selling Subisidaries’ and the Managers’ failure to comply with the WARN Act in connection with the transactions contemplated by this Agreement, except to the extent such Losses first arise after Closing or otherwise related to any Buyer’s failure to employ a sufficient number of Employees on sufficient terms and conditions to avoid applicability of the WARN Act to the transactions contemplated by this Agreement as required by this Section 6.8(a).

(b) Prior to the Closing, no Buyer shall communicate with any Employees except with Parent’s and the applicable Manager’s prior consent. Parent shall cooperate (and, subject to the terms of the Management Agreements, direct the Managers to cooperate) with Buyers in such manner as Buyers may reasonably request to enable Buyers to meet with the Employees regarding the sale of the Hotel Assets to Buyers. None of Parent, or any Selling Subsidiary or any Manager shall have any liability whatsoever with respect to any act or omission on the part of any Buyer with respect to such Buyer’s conduct of employment interviews or employee screening. In particular, Buyers are advised that applicable Law may limit the scope and manner of drug screening of prospective employees. Each Buyer shall indemnify, defend and hold harmless the Parent Indemnified Parties from and against any Losses that may be incurred by, or asserted against, any such Parent Indemnified Party arising out of or relating to any Buyer’s conducting of employment interviews or employee screening.

Section 6.9 Permits; Liquor License.

(a) Within five (5) Business Days following the date of this Agreement, Buyers shall (at its sole cost and expense) provide all notices and make all necessary applications for, and shall thereafter diligently pursue and otherwise take all actions necessary to transfer, obtain or reissue in the name of the applicable Buyer any Permits (including Liquor Licenses and including temporary Permits, to the extent available) required to be transferred, obtained or reissued in the name of such Buyer as a result of or in furtherance of the transactions contemplated by this Agreement. Parent shall use Reasonable Efforts to cooperate with Buyers to provide information necessary to transfer, obtain or reissue such Permits. Buyers shall keep Parent informed of the status of such applications, and shall promptly respond to Parent’s inquiries regarding the status of the same.

(b) If the Liquor Licenses have not been issued as of the date that the Closing is otherwise required to occur under this Agreement, then at the Closing, Parent shall, or shall cause the applicable Selling Subsidiary to, or shall use good faith, Reasonable Efforts to cause the applicable Manager to, as applicable, enter into an interim liquor agreement (“Interim Liquor Agreement”) that will permit the applicable Buyer to continue the sale of alcoholic beverages at the applicable Hotel from and after the Closing Date consistent with the practices and procedures in effect as of the date hereof, provided that the Interim Liquor Agreement is, in the judgment of Parent and such Buyer (and, if applicable, the applicable Manager), each acting reasonably and in good faith, permitted by all applicable Law or is custom or practice in the geographic area in which the applicable Hotel is located. The Interim Liquor Agreement shall (i) be in form and substance reasonably satisfactory to Parent (and, if applicable, the applicable Manager), (ii) provide for the indemnification by the applicable Buyer of the Parent Indemnified Parties satisfactory to Parent, including with respect to all Losses related to the sale or consumption of alcoholic beverages at the applicable Hotel from and after the Closing Date, (iii) provide that the applicable Buyer shall maintain liquor liability insurance from such companies, and in such forms and amounts, as may be acceptable to Parent and/or the applicable Manager, as applicable, which policies shall name Parent, and/or such Manager, as applicable, as additional insureds thereunder and (iv) expire on the earlier to occur of issuance of the Liquor Licenses or the date that is ninety (90) days after the Closing Date which term shall be extended for up to thirty (30) days if the applicable Buyer has diligently pursued the Liquor Licenses but has been unable to obtain such Liquor Licenses for reasons not attributable to such Buyer.

Section 6.10 Exclusivity. From the date hereof until the earliest of (a) the Closing Date or (b) such date on which this Agreement is validly terminated in accordance with Article IX, Parent, the Selling Subsidiaries and their respective Affiliates will not directly or indirectly (i) solicit, initiate or accept the submission of any proposal or offer from any Person relating to the acquisition of the Hotel Assets (other than sales of the Hotel Assets in the ordinary course of business) or (ii) participate in any discussions or negotiations regarding the acquisition of the Hotel Assets (other than sales of the Hotel Assets in the ordinary course of business) or furnish any confidential or proprietary information with respect thereto to any Person who would reasonably be expected to submit any proposal or offer relating to the acquisition of the Hotel Assets (other than Buyers or their respective Representatives and other than sales of the Hotel Assets in the ordinary course of business). Parent, the Selling Subsidiaries and their respective Affiliates will promptly cease any existing discussions or negotiations with any Persons (other than Buyers and their respective Representatives) heretofore conducted, or the provision of any confidential or proprietary information to any Person (other than Buyers and their respective Representatives) to which confidential or proprietary information heretofore has been provided, in each case, with respect to any discussions or negotiations regarding the acquisition of the Hotel Assets (other than sales of the Hotel Assets in the ordinary course of business).

ARTICLE VII

CONDITIONS TO OBLIGATIONS

Section 7.1 Conditions to Obligations of Buyers and Parent. The obligations of each Party to cause the Closing to occur are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such Party:

(a) there shall not be in force any Law restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or the Transaction Documents;

(b) Parent or the applicable Selling Subsidiaries shall have received the Manager Consents under the Management Agreements set forth on Annex D (collectively, the “Required Manager Consents”); and

(c) Parent or the applicable Selling Subsidiaries shall have received the Franchisor Consents (i) under the Franchise Agreements set forth on Annex E and (ii) in the case of the Hotels commonly known as Hyatt Place Boston Medford, Courtyard Tucson Williams Center and Residence Inn Houston Westchase, pursuant to a new franchise agreement as described in Annex E (collectively, the “Required Franchisor Consents”).

Section 7.2 Conditions to Obligations of Buyers. The obligations of Buyers to cause the Closing to occur are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyers:

(a) (i) Each of the Fundamental Parent Representations shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than such representations and warranties that expressly address matters only as of another specified date, which need only be true and correct as of such date) and (ii) each of the other representations and warranties of Parent contained in Articles III and IV of this Agreement, without giving effect to materiality, Material Adverse Effect or other similar qualifications, shall be true and correct at and as of the date of this Agreement and at and as of the the Closing Date as if made at and as of the Closing Date (other than such representations and warranties that expressly address matters only as of another specified date, which need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) Parent shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by Parent on or before the Closing Date;

(c) Subject to Section 2.10(e), the Deposit Escrow Agent shall be unconditionally committed to issue an American Land Title Association (or with respect to any Real Property located in the state of Texas, a Texas Land Title Association) “extended” Coverage Owner’s Policy of Title Insurance or Leasehold Policy of Title Insurance (all such title insurance policies, collectively, the “Title Policies”), as applicable, in each case (i) in current form available in the state in which such Real Property is located (including the standard preprinted exceptions thereto), (ii) dated the date on which the applicable Deed or Assignment of Leasehold Interest, as applicable, is recorded in the official land records of the local jurisdiction in which such Real Property is located, (iii) naming the applicable Buyer (or its permitted Affiliate-assignee, if applicable) as the insured in the face amount equal to the portion of the Initial Purchase Price that is allocable to such Real Property, as determined pursuant to Section 2.11 and (iv) showing fee title or the leasehold interest, as applicable, to such Real Property vested in the applicable Buyer (or its permitted Affiliate-assignee, if applicable), subject only to the the Permitted Liens (or providing affirmative coverage over, or an endorsement with respect to, any Liens that are not otherwise Permitted Liens; and

(d) Parent shall have delivered to the applicable Buyer or the Deposit Escrow Agent, as applicable, the items and documents set forth in Section 2.6(a) which are required to be delivered by Parent at the Closing.

Section 7.3 Conditions to the Obligations of Parent. The obligations of Parent to cause the Closing to occur are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Parent:

(a) (i) Each of the Fundamental Buyer Representations shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than such representations and warranties that expressly address matters only as of another specified date, which need only be true and correct as of such date) and (ii) each of the other representations and warranties of each Buyer contained in Article V of this Agreement, without giving effect to materiality or other similar qualifications, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than such representations and warranties that expressly address matters only as of another specified date, which need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Buyers or Buyer Parent to enter into and perform its obligations under this Agreement or the other Transaction Documents or consummate the transactions contemplated hereby or thereby;

(b) Each Buyer shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by such Buyer on or before the Closing; and

(c) Each Buyer shall have delivered to Parent or the Deposit Escrow Agent, as applicable, the items and documents set forth in Section 2.6(b) which are required to be delivered by such Buyer at the Closing.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival. All representations and warranties of the Parties contained in this Agreement shall survive the Closing until six (6) months after the Closing Date. All of the Specified Covenants shall survive the Closing until fully performed or fulfilled, unless and to the extent only that non-compliance with any such Specified Covenant is waived in writing by the Party entitled to such performance. All other covenants and agreements of the Parties contained herein shall not survive the Closing, and the Parties shall have no rights or remedies with respect thereto from and after the Closing. No Party shall have any liability for indemnification claims made under this Article VIII with respect to any representation, warranty, covenant or agreement contained herein unless a Claim Notice is provided by the non-breaching Party to the other Party prior to the expiration of the applicable survival period for such representation, warranty, covenant or agreement, as the case may be. The Parties acknowledge and agree that with respect to any claim that any Party may have against any other Party that is permitted pursuant to the terms of this Agreement, the survival periods set forth and agreed to in this Section 8.1 shall govern when any such claim may be brought and shall replace and supersede any statute of limitations that may otherwise be applicable. If a Claim Notice has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for such representation, warranty, covenant or agreement, then the applicable representation, warranty, covenant or agreement shall survive as to such claim, until such claim has been finally resolved.

Section 8.2 Indemnification.

(a) Subject to the provisions of this Article VIII, from and after the Closing, Parent shall indemnify each Buyer and its Affiliates, and its and their respective equity holders, officers, directors, managers and employees (“Buyer Indemnified Parties”) from and against all Losses that Buyer Indemnified Parties incur to the extent arising from or out of (i) any breach of any representation or warranty of Parent in Articles III or IV, (ii) any breach of any Specified Covenant of Parent in this Agreement or (iii) any Excluded Liability.

(b) Subject to the provisions of this Article VIII, from and after the Closing, each Buyer shall, jointly and severally, indemnify Parent and its Affiliates, and its and their respective equity holders, officers, directors, managers and employees (“Parent Indemnified Parties”) from and against all Losses that Parent Indemnified Parties incur to the extent arising from or out of (i) any breach of any representation or warranty of any Buyer in Article V, (ii) any breach of any Specified Covenant of any Buyer in this Agreement or (iii) any Assumed Liability.

(c) Notwithstanding anything to the contrary herein, the Parties shall have a duty to use Reasonable Efforts to mitigate any Loss arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.3 Indemnification Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) Any Buyer Indemnified Party or Parent Indemnified Party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third Party Claim”) in respect of any matter that is subject to indemnification under Section 8.2 shall promptly (i) notify the other Party (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any) and the basis of the Indemnified Party’s request for indemnification under this Agreement. Subject to Section 8.1, failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent (and only to the extent) that the Indemnifying Party demonstrates such failure shall have caused the Losses (in whole or in part) for which the Indemnifying Party is obligated to be greater than such Losses would have been had the Indemnified Party given the Indemnifying Party timely notice.

(b) The Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim. The Indemnifying Party will notify the Indemnified Party within fifteen (15) Business Days after having received any Claim Notice with respect to whether or not it is exercising its right to defend the Indemnified Party against the Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim (such election to be without prejudice to the right of the Indemnifying Party to dispute whether such claim is an indemnifiable Loss under this Article VIII), then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party (which counsel shall be subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 8.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Party shall not enter into any compromise or settlement of any Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates or any admission of guilt or culpability on any of their behalfs. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party shall have the right to control the defense of any Third Party Claim where the Third Party Claim alleges criminal charges against the Indemnified Party.

(c) If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.3(b) within fifteen (15) Business Days after receipt of any Claim Notice or the Indemnifying Party does not otherwise have the right to defend such claim pursuant to Section 8.3(b), then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnifying Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party (which counsel shall be subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder), to fully cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including providing access to documents, records and information. In addition, the Indemnified Party will make its personnel available at no cost to the Indemnifying Party for conferences, discovery, proceedings, hearings, trials or appeals as may be reasonably required by the Indemnifying Party. The Indemnified Party also shall fully cooperate with the Indemnifying Party and its counsel in the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person and executing powers of attorney to the extent necessary.

(e) Subject to the other provisions of this Article VIII, a claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought; such notice describing in reasonable detail the nature of the claim, the amount of the claim or a reasonably detailed estimate thereof, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Subject to Section 8.1, failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification hereunder except to the extent (and only to the extent) that the Indemnifying Party demonstrates such failure shall have caused the Losses (in whole or in part) for which the Indemnifying Party is obligated to be greater than such Losses would have been had the Indemnified Party given the Indemnifying Party timely notice.

Section 8.4 Limitations on Liability of Parent. Notwithstanding anything to the contrary herein:

(a) a breach of any representation, warranty, covenant or agreement of Parent in this Agreement in connection with any single item or group of related items that results in Losses of less than $50,000 shall be deemed for all purposes of this Article VIII not to be a breach of such representation, warranty, covenant or agreement;

(b) Parent shall have no liability arising out of or relating to Section 8.2(a)(i) except if the aggregate Losses actually incurred by Buyer Indemnified Parties thereunder exceed three quarters of a percent (.75%) of the Initial Purchase Price (and then, subject to Section 8.4(c), only to the extent such aggregate Losses exceed such amount) (the “Deductible”); provided, however, that (i) in calculating such Losses, solely for purposes of determining whether the Deductible has been reached (and not for purposes of determining (x) any Losses in excess of the Deductible or (y) the amount of any Losses actually payable by Parent pursuant to this Article VIII), any Material Adverse Effect, materiality qualifier or similar qualifier applicable to any of Parent’s representations or warranties contained in Article IV (other than the representations and warranties contained in Sections 4.6, 4.7 and 4.10), shall be disregarded, and (ii) the Deductible shall not apply to any single item, or group of related items, that results in Losses (without regard to the Deductible, and the payment of which shall not be counted towards the Deductible) that Buyer Indemnified Parties actually incurred to the extent arising from or out of the breach of any Fundamental Parent Representation;

(c) in no event shall Parent’s aggregate liability arising out of or relating to Section 8.2(a)(i) exceed three percent (3%) of the Initial Purchase Price (the “Cap”); provided, however, that the Cap shall not apply to any single item, or group of related items, that results in Losses (the payment of which shall not be counted towards the Cap) that Buyer Indemnified Parties actually incurred to the extent arising from or out of the breach of any Fundamental Parent Representation;

(d) notwithstanding anything to the contrary in Sections 8.4(b) and 8.4(c), in no event shall Parent’s aggregate liability arising out of or relating to Section 8.2(a) exceed the Closing Cash Consideration.

(e) in no event shall Parent be liable under Section 8.2(a) for any Losses arising from the negligence, strict liability of or violation of any Law by any Buyer or any of its Affiliates or arising from an action or omission taken or not taken by Parent at the request of or with the consent of any Buyer;

(f) the amount of any Loss for which a Buyer Indemnified Party claims indemnification under this Agreement shall be reduced by: (i) any insurance proceeds actually received by such Buyer Indemnified Party with respect to such Loss; (ii) any Tax Benefits actually realized by such Buyer Indemnified Party with respect to such Loss; and (iii) indemnification or reimbursement payments actually received by such Buyer Indemnified Party from third parties with respect to such Loss, provided that such Buyer Indemnified Party shall use Reasonable Efforts to obtain recoveries from insurers, including title insurers, and other third parties in respect of this Section 8.4(f);

(g) if an Indemnified Party shall recover Losses in respect of a claim of indemnification under this Article VIII, no other Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification;

(h) if the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 8.2 and the Indemnifying Party could have recovered all or a part of such Losses from a third party, including any provider of insurance (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment; and

(i) Parent shall not be liable in respect of any claim for indemnification under clause (i) of Section 8.2(a) if and to the extent that any Buyer or any of its Representatives has knowledge as of the date of this Agreement or as of the Closing Date of the fact, matter, event or circumstance which is the subject of the claim.

Section 8.5 Waiver of Other Representations.

(a) Each Buyer is an informed and sophisticated purchaser, who is familiar with the ownership and operation of, and has engaged expert advisors, experienced in the evaluation and purchase of, real property such as the Real Properties, hotels such as the Hotels and assets such as the other Hotel Assets, each as contemplated hereunder. Subject to the representations and warranties made in this Agreement by Parent, each Buyer has had adequate opportunity to undertake, and has undertaken, such investigation and has been provided with access to and has evaluated such documents and information as it has deemed necessary to (i) enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) evaluate the Real Properties, the Hotels, the other Hotel Assets and any of their respective operations, prospects, or condition (financial or otherwise), including the evaluation of the items set forth in clauses (1) through (12) of Section 8.5(b)(i)(A). Subject to all other applicable provisions of this Agreement, Buyers shall accept the Real Properties, the Hotels and the other Hotel Assets in the condition they are in on the Closing Date based upon Buyers’ own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Parent that are not included in this Agreement or in any Transaction Document.

(b) Except for the specific representations and warranties expressly made by Parent in Articles III and IV of this Agreement or in any Transaction Document, (i) each Buyer acknowledges and agrees that (A) neither Parent nor any of its Representatives is making or has made any representation or warranty, expressed or implied, at law or in equity, in respect of the Real Properties, the Hotels, the other Hotel Assets or any of their respective operations, prospects, or condition (financial or otherwise), including with respect to (1) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Real Property, any Hotel, and other Hotel Asset or any aspect or portion thereof, including, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (2) the dimensions or lot size of any Real Property, any Hotel or any other Hotel Asset or the square footage of any of the improvements thereon or of any space therein, (3) the condition of title to any Real Property, any Hotel or any other Hotel Asset, (4) the development or income potential, or rights of or relating to, any Real Property, any Hotel or any other Hotel Asset, or the fitness, suitability, value or adequacy of any Real Property, any Hotel or any other Hotel Asset for any particular purpose, (5) the zoning or other legal status of any Real Property, any Hotel or any other Hotel Asset, (6) the compliance of any Real Property, any Hotel or any other Hotel Asset or its operation with any applicable codes, Laws, covenants, conditions and restrictions of any Governmental Authority or of any other Person (including, the Americans with Disabilities Act of 1990, as amended), (7) the ability of any Buyer or any of its Affiliates to obtain any necessary Permits for the use or development of any Real Property, any Hotel or any other Hotel Asset, (8) the presence, absence, condition or compliance of any Hazardous Materials on, in, under, above or about any Real Property, any Hotel or any other Hotel Asset or any adjoining or neighboring property, (9) the quality of any labor and materials used in any improvements at, or otherwise relating in any manner to, any Real Property, any Hotel or any other Hotel Asset, (10) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Real Property, any Hotel or any other Hotel Asset, (11) the Management Agreements, Franchise Agreements and PIPs or (12) the accuracy or completeness of any confidential information memoranda, offering presentation, documents, projections, material or other information (financial or otherwise) regarding the Real Properties, the Hotels or any other Hotel Asset furnished to any Buyer or its representatives or made available to any Buyer and its Representatives in any “data rooms,” “virtual data rooms,” offering presentations, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement or the Transaction Documents, or in respect of any other matter or thing whatsoever, and (B) no Representative of Parent has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies provided in this Agreement, (ii) each Buyer specifically disclaims that it is relying upon or has relied upon any such other representations or warranties not contained herein or in any Transaction Document that may have been made by any Person, and acknowledges and agrees that Parent has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person, (iii) each Buyer specifically disclaims any obligation or duty by Parent or any Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Articles III and IV of this Agreement or in any Transaction Document and (iv) the applicable Buyer is acquiring the Real Property, the Hotels and the other Hotel Assets subject only to the specific representations and warranties of Parent set forth in Articles III and IV of this Agreement or in any Transaction Document as further limited by the specifically bargained-for exclusive remedies as set forth in this Article VIII.

(c) EXCEPT AS OTHERWISE SET FORTH IN SECTION 4.9, PARENT HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS MATERIALS. AS OF THE CLOSING, EACH BUYER RELEASES PARENT FROM ANY AND ALL CLAIMS SUCH BUYER MAY HAVE AGAINST PARENT OF WHATEVER KIND OR NATURE RESULTING FROM OR IN ANY WAY CONNECTED WITH THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY OR HOTELS, INCLUDING ANY AND ALL CLAIMS SUCH BUYER MAY HAVE AGAINST PARENT UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (CERCLA), OR ANY OTHER LAW PERTAINING TO THE RELEASE OF HAZARDOUS MATERIALS INTO THE ENVIRONMENT FROM OR AT ANY REAL PROPERTY OR ANY HOTEL. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS, EACH BUYER RELEASES PARENT FROM, AND ASSUMES ALL RISKS WITH RESPECT TO, ALL CLAIMS WHICH SUCH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH SUCH BUYER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, NO BUYER SHALL LOOK TO PARENT IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

(D) EACH BUYER AND PARENT AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, (I) THE REAL PROPERTY, HOTELS AND OTHER HOTEL ASSETS SHALL BE SOLD AND THE APPLICABLE BUYER SHALL ACCEPT POSSESSION OF THE APPLICABLE REAL PROPERTY, HOTELS AND OTHER HOTEL ASSETS ON THE CLOSING DATE “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS,” WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE CLOSING CASH CONSIDERATION; AND (II) SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PARENT HEREBY DISCLAIMS AND RENOUNCES ANY SUCH REPRESENTATION OR WARRANTY. Except with respect to any Losses arising out of any breach of any express representation, warranty, covenant or agreement set forth in this Agreement or any Transaction Document which shall be governed exclusively by the provisions of this Article VIII, each Buyer, for itself and on behalf of each of its Affiliates and its and their Representatives, hereby waives, releases and forever discharges Parent, its Affiliates and its and their Representatives, from any and all Losses whether known or unknown, which such Buyer has or may have in the future, arising out of or in connection with the Real Property Hotels and other Hotel Assets including without limitation the physical, environmental, governmental, economic or legal condition of thereof or the operation thereof (collectively, the “Released Claims”). EACH BUYER, FOR ITSELF AND ON BEHALF OF EACH OF ITS AFFILIATES AND ITS AND THEIR REPRESENTATIVES, SPECIFICALLY WAIVES THE PROVISIONS OF ANY LEGAL REQUIREMENT, THE INTENT OF WHICH IS AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Buyer, for itself and on behalf of each of its Affiliates and its or their Representatives, acknowledges that it or its attorneys or agents may hereafter discover claims or facts in addition to, or different from, those which it now believes to be true with respect to the subject matter of the Released Claims, but agrees that (x) it has taken such possibility into account in reaching this Agreement, and (y) the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different Claims or facts, as to which such Buyer expressly assumes the risk, and (z) notwithstanding the discovery or existence of any such additional or different Claims or facts, it is nonetheless such Buyer’s intention, for itself and on behalf of each of its Affiliates and its and their Representatives, to fully, finally and forever settle and release all disputes and differences, known or unknown, suspected or unsuspected, as to the Released Claims. Each Buyer, for itself and on behalf of each of its Affiliates and its and their Representatives, hereby covenants not to file or commence any Legal Proceedings against any of Parent or any of its Affiliates or its or their Representatives in connection with any matter released hereunder.

(e) The provisions of this Section 8.5 shall survive the Closing indefinitely.

(f) Each Buyer, for itself and on behalf of each of its Affiliates and its and their Representatives, acknowledges that it has carefully reviewed this Section 8.5 and discussed it with legal counsel and that this Section 8.5 is a material part of this Agreement.

/s/ RL	/s/ RL
Buyer I’s Initials	Buyer II’s Initials

Section 8.6 Purchase Price Adjustment. The Parties agree to treat all payments made pursuant to this Article VIII as adjustments to the Closing Cash Consideration for Tax purposes.

Section 8.7 Remedies; Limited Recourse; Limitations on Damages.

(a) The sole and exclusive remedies for breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the transactions contemplated by this Agreement shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement, including the indemnification provisions of this Article VIII), and the Parties hereby agree that neither Party hereto shall have any remedies or causes of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representation or warranties not set forth in this Agreement.

(b) The Parties expressly agree and acknowledge that, prior to the Closing, any breach or threatened breach of this Agreement by the other Party or Parties shall result in irreparable and continuing damage to the non-breaching Party or Parties for which no adequate remedy at law will exist and that, in the event of any breach of this Agreement, the non-breaching Party or Parties shall be entitled to injunctive relief and specific performance, and to such further and other relief as may be necessary and proper to ensure compliance by the breaching Party or Parties with this Agreement, and the Parties consent to the entry of such relief (and will not contest or appeal any such relief), without necessity of posting bond or other security (any requirements therefor being expressly waived). Without limiting the generality of the foregoing, each Buyer expressly agrees and acknowledges that, (i) prior to the date hereof, Parent has caused the Spin Filing to be made, and as a result of, or in connection with, the consummation of the Spin Transactions, Parent’s employees that currently manage and operate the Hotel Assets will no longer be employed by Parent and instead will be employed by an entity operating independently from Parent, (ii) upon consummation of the Spin Transactions, together with the consummation of the transactions contemplated by this Agreement, Parent will no longer be operating within the hotel or lodging industry, and Parent is relying on Buyers in order to facilitate Parent’s ceasing to operate in such industries, (iii) in the event that any Buyer were to breach or violate its obligations to consummate the Closing in accordance with this Agreement, Parent would be irreparably harmed insofar as it would be required to operate the Hotel Assets without having the services of any employees that had been separated from Parent in connection with the Spin Transactions and (iv) in consideration of the uniqueness of Parent’s circumstances, as described in the foregoing clauses (i) through (iii), Parent shall be entitled to injunctive relief and specific performance, and to such further and other relief as may be necessary and proper to ensure compliance by each Buyer with its obligation to cause the Closing to occur, and each Buyer consents to the entry of such relief (and will not contest or appeal any such relief), without necessity of posting bond or other security (any requirements therefor being expressly waived).

(c) In addition to the Parties’ ability to exercise their respective rights to injunctive relief or the right to compel specific performance of this Agreement pursuant to Section 8.7(b), prior to the Closing, in the event that either Party breaches any of such Party’s representations, warranties, covenants or agreements hereunder, which breach would give rise to the non-breaching Party’s right to terminate this Agreement pursuant to Section 9.1(d) or (e), as applicable (after giving effect to the cure periods set forth therein), the non-breaching Party may exercise such right of termination and, in such case, shall be entitled to the Deposit pursuant to Section 9.2(b) or (c), as applicable. Notwithstanding the foregoing, in the event that prior to the Closing either Party breaches any of its representations, warranties, covenants or agreements hereunder, which breach would result in the failure to satisfy any of the conditions set forth in Sections 7.2(a) or 7.2(b) (in the event that Parent is the breaching Party) or the conditions set forth in Sections 7.3(a) or 7.3(b) (in the event that any Buyer is the breaching Party) and the non-breaching Party elects not to (i) obtain injunctive relief or specific performance pursuant to

Section 8.7(b) or (ii) terminate this Agreement pursuant to Section 9.1, but instead proceeds to the Closing, the non-breaching Party shall thereby expressly waive its right to recover, and forever release the breaching Party from any Losses arising out of or related to any such breach.

(d) Except as set forth in the second sentence of this Section 8.7(d), after the Closing, the sole and exclusive remedy for any and all claims, Losses or other matters arising under, out of, or related to this Agreement or the transactions contemplated hereby (except for claims of breach of this Agreement which were waived prior to the Closing pursuant to Section 8.7(c), as to which no remedies shall exist) shall be the rights of indemnification set forth in this Article VIII only (and in the case of indemnification sought pursuant to Sections 2.7(a)(xv), 2.9 and 6.8, the rights of indemnification set forth therein) and no Person will have any other entitlement, remedy or recourse, whether in contract, tort, strict liability, equitable remedy or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law. Notwithstanding the foregoing, after the Closing, the immediately preceding sentence will not operate to interfere with or impede a Party’s right to seek equitable remedies (including specific performance or injunctive relief) for a breach or threatened breach of the Specified Covenants, and the Parties expressly acknowledge that any breach or threatened breach of any such Specified Covenant by the other Party or Parties shall result in irreparable and continuing damage to the non-breaching Party or Parties for which no adequate remedy at law will exist and that, in the event of any breach of any such covenant, the non-breaching Party or Parties shall be entitled to injunctive relief, including specific performance, and to such further and other relief as may be necessary and proper to ensure compliance by the breaching Party or Parties with this Agreement, and the Parties consent to the entry of such relief, without necessity of posting bond or other security (any requirements therefore being expressly waived). The Parties acknowledge that the provisions of this Section 8.7(d) are reasonably necessary and commensurate with the need to protect the Parties against irreparable harm and to protect their legitimate business interests.

(e) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO PARTY SHALL BE LIABLE FOR, AND THE DEFINITION OF LOSSES SHALL NOT INCLUDE, ANY SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST BENEFITS, LOSS OF ENTERPRISE VALUE, DIMINUTION IN VALUE OR MULTIPLES OF EARNINGS OF ANY BUSINESS, DAMAGE TO REPUTATION OR LOSS TO GOODWILL, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT EXCEPT, WITH RESPECT TO THE DEFINITION OF LOSSES, TO THE EXTENT SUCH DAMAGES ARE ACTUALLY AWARDED TO A GOVERNMENTAL AUTHORITY OR ANOTHER THIRD PARTY; PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT LIMIT PARENT’S RIGHT TO RECOVER THE DEPOSIT IN CONNECTION WITH ANY BUYER’S FAILURE TO CLOSE IN VIOLATION OF THIS AGREEMENT.

(f) All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly named as Parties hereto. No Person that is not a named party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Agreement (“Non-Party Affiliate”) shall have any liability (whether in contract or in tort, in law or in equity, or based on any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, this Agreement or its negotiation or execution, and each Party waives and releases all such liabilities and claims against any such Non-Party Affiliates.

(g) The provisions of this Section 8.7 were specifically bargained-for between Parent and Buyers and were taken into account by Parent and Buyers in arriving at the Initial Purchase Price. Each of Parent and Buyers specifically relied upon the provisions of this Section 8.7 in agreeing to the Initial Purchase Price and in agreeing to provide the specific representations and warranties set forth in Articles III and IV (in the case of Parent) and Article V (in the case of Buyers).

ARTICLE IX

TERMINATION

Section 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by the mutual consent of Buyers and Parent as evidenced in writing signed by Buyers and Parent;

(b) by either Buyers or Parent if any Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of such order, decree, ruling, injunction or other action;

(c) by either Buyers or Parent if the Closing has not occurred on or before the nine (9) month anniversary of the date of this Agreement (the “Outside Date”) or such later date as the Parties may agree upon; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur by such date;

(d) by Buyers, in the event of any breach by Parent of any of Parent’s representations, warranties, covenants or agreements contained herein, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.2(a) or 7.2(b), and in each case, the failure of Parent to cure such breach (if capable of cure) within thirty (30) days after receipt of notice from Buyers requesting such breach to be cured; provided that the right to terminate this agreement pursuant to this Section 9.1(d) shall not be available to Buyers at any time that any Buyer is in material breach of any of such Buyer’s representations, warranties, covenants or agreements contained herein; and

(e) by Parent, in the event of any breach by any Buyer of any of suh Buyer’s representations, warranties, covenants or agreements contained herein, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.3(a) or 7.3(b), and in each case, the failure of such Buyer to cure such breach (if capable of cure) within thirty (30) days after receipt of notice from Parent requesting such breach to be cured; provided that the right to terminate this agreement pursuant to this Section 9.1(e) shall not be available to Parent at any time that Parent is in material breach of any of Parent’s representations, warranties, covenants or agreements contained herein.

Section 9.2 Effect of Termination; Payment of Deposit.

(a) In the event of termination and abandonment of this Agreement prior to the Closing pursuant to Section 9.1, this Agreement shall, subject to Sections 9.2(b) and 9.2(c) below, forthwith become void and have no effect, without any liability on the part of any Party. The provisions of this Section 9.2, and of Sections 8.7, 10.1, 10.3, 10.4, 10.6, 10.11 and 10.12 hereof shall survive any termination of this Agreement. The Confidentiality Agreements shall not be affected by a termination of this Agreement.

(b) In the event that this Agreement is terminated prior to the Closing by (i) either Party pursuant to Section 9.1(c) at a time when any Buyer is in breach of any of its representations, warranties, covenants or agreements contained herein, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.3(a) or 7.3(b) or (ii) by Parent pursuant to Section 9.1(e), then, within one (1) Business Day of such termination, Buyers and Parent shall provide joint written instructions to the Deposit Escrow Agent, instructing the Deposit Escrow Agent to disburse the Deposit to Parent, subject to the provisions of Section 9.2(d). In the event of any such termination, and so long as Parent elects not to exercise its rights to injunctive relief or the right to compel specific performance pursuant to Section 8.7(b), the receipt of the Deposit shall be the sole and exclusive remedy of Parent for any breach or default of any Buyer of this Agreement. The Parties acknowledge that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, that the damages resulting from termination of this Agreement under circumstances where Parent is entitled to the Deposit and has elected not to exercise its right to injunctive relief or the right to compel specific performance are uncertain and incapable of accurate calculation and that the delivery of the Deposit is not a penalty but rather shall constitute liquidated damages in a reasonable amount that will compensate Parent in the circumstances where Parent is entitled to the Deposit for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and that, without these agreements, Parent would not enter into this Agreement.

(c) In the event that this Agreement is terminated prior to the Closing pursuant to Section 9.1(a), 9.1(b), 9.1(c) (other than in the circumstances set forth in Section 9.2(b)) or 9.1(d), then, within one (1) Business Day of such termination, Buyers and Parent shall provide joint written instructions to the Deposit Escrow Agent, instructing the Deposit Escrow Agent to disburse the Deposit to the applicable Buyer.

(d) Notwithstanding anything herein to the contrary, the Deposit Escrow Agreement shall provide that the Deposit or any portion thereof shall not be released to Parent unless the Deposit Escrow Agent receives any one or combination of the following: (i) a letter from Parent’s independent accountants indicating the maximum amount of the Deposit that can be paid by the Deposit Escrow Agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended (the “Code”), determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and Parent has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the Deposit Escrow Agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that (A) Parent received a ruling from the Internal Revenue Service holding that the receipt by Parent of the Deposit would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Deposit should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Deposit Escrow Agent shall release the remainder of the Deposit to Parent. Buyers agree to amend this Section 9.2(d) at the reasonable request of Parent in order to (i) maximize the portion of the Deposit that may be distributed from escrow to Parent hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve Parent’s chances of securing a favorable ruling described in this Section 9.2(d) or (iii) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.2(d). Any amount of the Deposit that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.2(d).

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one (1) Business Day after the day sent by nationally recognized overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

(a)	If to Buyers, to:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Daniel R. Gilbert

Telecopy: (212) 547-2780

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Ronald J. Lieberman, Esq.

Telecopy: (212) 547-2704

and

Chatham Lodging Trust

50 Cocoanut Row, Suite 211

Palm Beach, Florida 33480

Attention: Eric Kentoff, Esq.

Telecopy: (561) 804-0909

with mandatory copies (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Brad Lavender

Telecopy: (212) 884-8238

(b)	If to Buyer Parent, to:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Daniel R. Gilbert

Telecopy: (212) 547-2780

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Ronald J. Lieberman, Esq.

Telecopy: (212) 547-2704

and

Chatham Lodging Trust

50 Cocoanut Row, Suite 211

Palm Beach, Florida 33480

Attention: Eric Kentoff, Esq.

Telecopy: (561) 804-0909 with mandatory copies (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Brad Lavender

Telecopy: (212) 884-8238

(c)	If to Parent, to:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Scott Wilton

          Michael Podboy

          Nicole Grimaldi

Telecopy: (630) 954-5655

with mandatory copies (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attn: Cathy A. Birkeland

Telecopy: (312) 993-9767

Section 10.2 Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other Parties and any attempted assignment without the required consents shall be null and void and without any legal effect. Any such assignor shall remain jointly and severally liable for its obligations and the obligations of its permitted assignee. Upon any such permitted assignment, the references in this Agreement to Parent, the applicable Buyer or Buyer Parent (as applicable) shall also apply to any such assignee. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding the foregoing, each Buyer may be permitted to assign the right to receive any Hotel Asset at the Closing to any of its Affiliates; provided that (a) no such assignment (i) shall delay or otherwise adversely affect the Closing or (ii) relieve such Buyer of any of its liabilities or obligations hereunder, which liabilities and obligations shall remain the joint and several obligations of such Buyer and (b) Parent or any Selling Subsidiary may, in its sole and absolute discretion, pursue any Legal Proceeding against, or enforce or demand performance from such Buyer or any such Affiliate of such Buyer, in respect of any Transaction Document, without prejudice to its rights thereafter to pursue such Legal Proceeding or demand against such Buyer or such Affiliate, as the case may be.

Section 10.3 Rights of Third Parties. Except for the indemnification provisions of Sections 2.7(a)(xv), 2.9, 6.8 and 8.2 which are intended to be enforceable by the Persons respectively referred to therein, nothing expressed or implied in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

Section 10.4 Expenses. Except as otherwise provided herein (including pursuant to Sections 2.7(c) and 2.8 and 2.12), each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions shall be consummated.

Section 10.5 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be signed and transmitted by facsimile machine or electronic mail (via .pdf or similar transmittal), and any signatures so transmitted shall be treated as an original document.

Section 10.6 Entire Agreement. This Agreement (together with the Disclosure Schedule, annexes and exhibits to this Agreement), the Confidentiality Agreements and the Transaction Documents constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. The Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all Parties to this Agreement specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

Section 10.7 Disclosure Schedule. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedule shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The Disclosure Schedule identifies items of disclosure with respect to a particular section of the Disclosure Schedule by reference to the corresponding section of this Agreement, provided, however, that each disclosure in the Disclosure Schedule shall be deemed to qualify all representations, warranties, covenants and agreements of Parent, notwithstanding the lack of a specific cross-reference or a different cross-reference, in each case to the extent the relevance of such disclosure to any such representation, warranty, covenant or agreement is reasonably apparent on the face of such disclosure.

Section 10.8 Amendments; Waiver. This Agreement may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each Buyer and Parent and specific reference to this Agreement is made in such writing. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party or Parties against whom enforcement of any such waiver is sought and specific reference to this Agreement is made in such writing. The waiver by any

Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 10.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

Section 10.10 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or any of the Transaction Documents or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any Transaction Document shall not be used as a rule of construction or otherwise constitute evidence of the intent of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

Section 10.11 Buyer Parent Guarantee. Buyer Parent hereby fully guarantees the due and prompt performance, payment and discharge when due of, agrees to cause each Buyer to perform when due, and shall be jointly and severally liable with each Buyer for the due and punctual performance, payment and discharge of, each and every obligation of each Buyer arising under this Agreement or any of the Transaction Documents (collectively, the “Buyer Guaranteed Obligations”), including the payment of the Purchase Price and each Buyer’s indemnification obligations under Section 8.2. Whenever this Agreement or any of the Transaction Documents requires any Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer Parent to cause such Buyer to take such action. The Buyer Guaranteed Obligations are primary, absolute, unconditional and irrevocable, and such obligations shall continue in full force and effect until the payment and performance, as applicable, of all of the Buyer Guaranteed Obligations and are not conditioned upon any event or contingency or upon any attempt first to obtain payment from any Buyer under this Agreement or any of the Transaction Documents, or pursuit of any other right or remedy against any Buyer through the commencement of Legal Proceedings or otherwise. With respect to its obligations hereunder, Buyer Parent expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever. Buyer Parent acknowledges and agrees that its obligations hereunder shall continue in full force and effect, without notice from any other party or any Buyer or Parent in the event the obligations of any Buyer or Parent under this Agreement or any of the Transaction Documents are amended or in any way modified, and that the Buyer Guaranteed

Obligations shall continue and shall apply in full to such amended obligations of such Buyer or Buyer Parent as though the amended terms had been part of this Agreement or any of the Transaction Documents, as applicable, from the original date of execution thereof. Buyer Parent waives any right to require that any resort be had by Parent (a) against any Buyer for any of the Buyer Guaranteed Obligations or (b) against any other right or remedy available to Parent by contract, applicable Law or otherwise. Without limiting the foregoing, Buyer Parent hereby waives and relinquishes all rights and remedies now or hereafter accorded by applicable Law to sureties and/or guarantors or any other accommodation parties, under any statutory provision, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies. In connection with the Buyer Guaranteed Obligations, Buyer Parent hereby represents and warrants to Parent that the value of the consideration received, and to be received, by Buyer Parent in connection with the transactions contemplated under the Agreement is worth at least as much as the liabilities and obligations of Buyer Parent under this Section 10.11, and that such liabilities and obligations are expected to benefit Buyer Parent either directly or indirectly.

Section 10.12 Governing Law; Jurisdiction.

(a) This Agreement and the transactions contemplated herein, and all disputes between the Parties arising out of or related to this Agreement, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

(b) Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties (A) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (B) agrees that every such Legal Proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event subject matter jurisdiction is unavailable in or declined by the Court of Chancery, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in the State of Delaware with subject matter jurisdiction), (C) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (D) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (E) waives any defense of inconvenient forum to the maintenance of any Legal Proceeding so brought.

(c) Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any Legal Proceeding, including an appeal thereof.

(d) Each of the Parties agrees (i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Party or Parties hereto of the name and address of such agent, (ii) that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to its address as specified in Section 10.1 hereof with a proof of mailing receipt validated by the U. S. Postal Service shall be effective service of process for any Legal Proceeding brought against it, provided, however, that nothing contained in the foregoing clause shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, and (iii) to the fullest extent permitted by applicable law, that service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

(e) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12(E).

ARTICLE XI

STATE SPECIFIC PROVISIONS

Section 11.1 Retrofit Requirements. Notwithstanding anything to the contrary in this Agreement, Buyers shall pay and be solely responsible for the cost of compliance with any mandatory government retrofit standards and inspections required in connection therewith as a condition of the Closing under any applicable Laws, including any repairs required for mandatory compliance with building and safety requirements and energy and utility efficiency requirements, whether imposed as a condition of the Closing or thereafter.

Section 11.2 Property Disclosures Generally. Each Buyer hereby waives the right to receive and any obligation of Parent or any Selling Subsidiary to deliver any disclosures applicable to any of the Hotel Assets and required by Law; provided, however, if such waiver is not permitted by applicable Law, then Buyers shall promptly notify Parent in writing thereof prior to the Closing and Parent shall provide, at Buyers’ expense, any such required disclosures as soon as practicable following Parent’s receipt of Buyers’ notice.

Section 11.3 California Matters.

(a) Without in anyway limiting the validity of the waiver set forth in Section 11.2 hereof, Buyers and Parent acknowledge that Parent and/or the applicable Selling Subsidiaries are required to disclose if any of the Real Property located within the State of California (each, a “California Real Property”) lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault or special studies zone; or (vi) a seismic hazard zone. Buyers acknowledge that Parent and the Selling Subsidiaries have employed the services of First American Professional Real Estate Services, Inc. (“Natural Hazard Consultant”) to examine the maps and other information specifically made available to the public by government agencies with respect to each California Real Property and to report the results of its examination to Buyers, Parent and the Selling Subsidiaries in writing. Each Buyer hereby waives its right to receive any information under applicable Laws with respect to such matters other than the written report prepared by the Natural Hazard Consultant regarding the results of its examination that was made available to such Buyer prior to the date hereof. Each Buyer acknowledges that for the purposes hereof, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Parent for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Consultant shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

(b) Buyers and Parent further acknowledge that the provisions of Section 25402.10 of the California Public Resources Code require commercial real estate owners of California Real Property to disclose, in writing, certain information related to the historic energy use and efficiency of their buildings to prospective purchasers. Buyers acknowledge that prior to the date hereof a Data Checklist generated by the Energy Star Portfolio Manager and relating to each California Real Property was made available to Buyers. Each Buyer hereby waives its right to receive any information under Section 25402.10 of the California Public Resources Code other than the information in the immediately preceding sentence that was made available to such Buyer prior to the date hereof.

Section 11.4 Colorado Matters.

(a) With respect to the Real Property located in Colorado, the surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Real Property located in Colorado, which interests may give them rights to enter and use the Real Property located in Colorado.

(b) The Colorado Department of Public Health and the Environment and the United States Environmental Protection Agency (“EPA”) have detected elevated levels of naturally occurring radon in structures in the Colorado Springs area. EPA has raised concerns with respect to adverse effects on human health of long-term exposure to high levels of radon. Radon tests should be conducted to determine the possible presence of radon in the Real Property located in Colorado. Buyer may conduct such other investigations and consult such experts as Buyer deems appropriate to evaluate radon mitigation measures that can be employed in the design and construction of improvements on the Real Property located in Colorado. Buyer shall rely solely upon its own investigations and consultations and acknowledges that neither Parent nor any Selling Subsidiary has made any representations or warranties whatsoever, express or implied, concerning the presence or absence of radon in the Real Property located in Colorado, the suitability of the Real Property located in Colorado for development or the design or construction techniques, if any, that can be employed to reduce any radon levels in improvements built on the Real Property located in Colorado. Seller disclaims, and Buyer, for itself, its successors and assigns, waives any such warranties and other warranties that could be construed to cover radon.

Section 11.5 Florida Matters.

(a) Without in anyway limiting the validity of the waiver set for in Section 11.2 hereof, pursuant to Section 404.056, Florida Statues, Parent hereby notifies Buyers as follows with respect to any Real Property located within the State of Florida:

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

(b) With respect to any Real Property located within the State of Florida, prior to the Closing, Parent shall, and shall cause the Selling Subsidiaries to (at Buyers’ sole cost and expense), use Reasonable Efforts to cause any existing mortgages (or a portion thereof) encumbering such Real Property to be assigned to any of Buyers’ mortgage lenders (it being agreed and understood that obtaining such assignment shall not, under any circumstances, constitute a condition to the obligations of any Party to cause the Closing to occur pursuant to Article VII).

Section 11.6 Louisiana Matters.

(a) With respect to any Real Property located in the state of Louisiana (the “Louisiana Real Property), (i) the terms “fee estate” and “fee simple title” shall mean “full ownership interest” as that term is used in Louisiana law, (ii) the term “personal property” shall mean “movable property” as that term is used in Louisiana law, (iii) the term “condemnation” shall include “expropriation” as that term is used in Louisiana law, (iv) the term “easement” shall include “servitude” as that term is used in Louisiana law, (v) the term “county” shall mean “parish” as that term is used in Louisiana law and (vi) the terms “real property” and “real estate” shall be deemed to include “immovable property” as that term is used in Louisiana law.

(b) In addition to the items set forth in Section 2.6(b), at the Closing, the applicable Buyer shall deliver or cause to be delivered to Parent or the Deposit Escrow Agent, as applicable, the following: (i) a duly executed counterpart to the Deed with respect to the Louisiana Real Property; and (ii) a duly executed counterpart to the Bill of Sale respect to the Louisiana Real Property.

(c) Without limiting the generality of Section 8.5, each Buyer and Buyer Parent agrees and acknowledges that the sale of the Hotel Assets shall be subject to all of the terms and conditions set forth in the Deed applicable to the Louisiana Real Property, including without limitation, all waivers of warranty and redhibitory vices set forth therein.

(d) The Deposit shall be deemed to be a “deposit” and shall not be deemed to be “earnest money” as those terms are used in Article 2624 of the Louisiana Civil Code.

Section 11.7 Massachusetts Matters. With respect to any property located in the Commonwealth of Massachusetts (the “Massachusetts Real Property”), the Deed applicable to the Massachusetts Real Property shall be in a form sufficient to entitle the Buyer to obtain a Certificate of Title with respect to the Massachusetts Property and Seller shall deliver with such Deed all instruments, if any, necessary to enable the Buyer to obtain such Certificate of Title.

Section 11.8 Michigan Matters.

(a) With respect to the Real Property located in Michigan, real estate taxes and current installments of special assessments shall be prorated on a due date basis, as paid in advance.

(b) With respect to the Real Property located in Michigan, (i) each Buyer further acknowledges and agrees that such Buyer will not rely on any omission of Parent or any Selling Subsidiary with respect to any condition of the Hotels and the Real Property and that the pre-Closing access is sufficient to allow such Buyer to independently investigate, assess, and evaluate any conditions and (ii) each Buyer waives any rights, remedies, or defenses any Buyer may have under any Environmental Laws requiring Seller to disclose to any Buyer any condition, including, but not limited to, the existence of any environmental contamination, the nature and extent of any environmental contamination, and/or any related resource use restrictions or due care obligations.

Section 11.9 New Jersey Matters. If any governmental authority requires that a Certificate of Occupancy or Certificate of Continued Occupancy (collectively referred to as a “New Jersey CCO”) be obtained prior to the transfer of any Real Property located with the State of New Jersey, the applicable Buyer agrees to obtain such New Jersey CCO prior to the Closing, at its sole cost and expense.

Section 11.10 New Mexico Matters. With respect to the Hotel Assets located in the State of New Mexico (the “New Mexico Property”), including without limitation, the Real Property located in the State of New Mexico (the “New Mexico Real Property”), Buyers and Seller hereby agree as follows:

(a) The intent of the Parties is to have their indemnity and other agreements, if and to the extent they are subject to New Mexico’s anti-indemnity statutes, NMSA 1978, § 56-7-1 (2005) and NMSA 1978 § 56-7-2 (2003), enforced pursuant to their terms and limited only to the extent necessary to conform with and survive New Mexico’s anti-indemnity statutes (i) as in effect at the time of the Parties’ entry into this Agreement, and (ii) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statutes are applicable as subsequently amended. Accordingly, the Parties agree that this Section 11.11(a) will only apply to the extent necessary to reform the indemnity and other agreements of the Parties that are subject to New Mexico’s anti-indemnity statutes so that the same will be enforceable pursuant to their terms and comply with and not be void as a result of the application of NMSA 1978, § 56-7-1 (2005) or NMSA 1978 § 56-7-2 (2003). The Parties reaffirm their intent that this Agreement be governed by, and construed in accordance with, the law chosen in Section 10.12 herein. Nevertheless, to the extent, if at all, that any provision contained in this Agreement, including, without limitation, any Annexes or Exhibits to this Agreement, or in any related document requiring one Party to indemnify, hold harmless, insure, or defend another party (including such other Party’s employees or agents) is found by a court or arbitrator of competent jurisdiction, or by all of the Parties, to be within the scope of NMSA 1978, § 56-7-1 (2005) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-1 (2005) for its enforceability, then regardless of whether such provision makes reference to this or any other limitation provision, to the maximum extent allowed under applicable Law: (A) such provision shall not, and is not intended to, extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured as the case may be, its officers, employees or agents, to the extent of the indemnitee’s or additional insured’s own negligence, act or omission, so long as this qualification is consistent with applicable New Mexico Law; (B) such provision shall be enforced only to the extent that the liability, damages, losses or costs are caused by, or arise out of, the acts or omissions of the indemnitor or its officers, employees or agents; and (C) such provision shall be further or otherwise modified, if required, by, or to be consistent with (x) the provisions of NMSA 1978, § 56-7-1 (2005) as in effect at the time of the Parties’ entry into this Agreement, (y) the provisions of NMSA 1978, § 56-7-1 (2005) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (z) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-1 (2005), including, without limitation, as amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended. Further, with respect to (1) any agreement, covenant, or promise to indemnify another party contained in this Agreement, any Annexes or Exhibits to this Agreement, or in any related document (herein referred to as “agreement” for purposes of the remainder of this paragraph), and (2) any provision in an insurance contract indemnity agreement naming a person as an additional insured, or in an insurance contract or other contract requiring a waiver of rights of subrogation or otherwise having the effect of imposing a duty of indemnification on a primary insured party, contained in or required by this Agreement, including, without limitation, any exhibits, or any related document (hereinafter referred to as “provision” for purposes of the remainder of this paragraph), the Parties agree as follows: Notwithstanding any other term or condition of this Agreement or any agreement, to the extent, if at all, that any such agreement or provision is found by a court or arbitrator of competent jurisdiction, to be within the scope of NMSA 1978, § 56-7-2 (2003) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-2 (2003) for its enforceability, then regardless of whether such agreement or provision makes reference to this or any other limitation provision, to the maximum extent allowed under applicable law, (I) such agreement or provision shall not and does not, and is not intended to, directly or in effect, indemnify the indemnitee against loss or liability for damages arising from: (aa) the sole or concurrent negligence of the indemnitee or additional insured or the agents or employees of the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; (bb) the sole or concurrent negligence of an independent contractor who is directly responsible to the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; or (cc) an accident that occurs in operations carried on at the direction or under the supervision of the indemnitee or additional insured, an employee or representative of the indemnitee or additional insured or in accordance with methods and means specified by the indemnitee or additional insured or the employees or representatives of the indemnitee or additional insured; and (II) such agreement or provision shall be further or otherwise modified, if required, by, or to be consistent with (aaa) the provisions of NMSA 1978, § 56-7-2 (2003) as in effect at the time of the Parties’ entry into this Agreement, (bbb) the provisions of NMSA 1978, § 56-7-2 (2003) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (ccc) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-2 (2003), including, without limitation, as amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended.

(b) At or prior to the Closing, Buyers shall deliver or cause to be delivered to Parent or the applicable Selling Subsidiary, a form of Freedom to Choose Insurance Company and Insurance Company Professional notice, in the form prescribed by NMSA 1978, § 59A-16-14 and 13 NMAC 7.2.8, evidencing Buyers’ receipt from Parent and the Selling Subsidiaries of the notice required by New Mexico’s anti-coercion in insurance laws.

Section 11.11 New York Matters. With respect to any Real Property located within the State of New York, prior to the Closing, Parent shall, and shall cause the applicable Selling Subsidiaries to (at Buyers’ sole cost and expense), use Reasonable Efforts to cause any existing mortgages (or a portion thereof) encumbering such Real Property to be assigned to any of Buyers’ mortgage lenders (it being agreed and understood that obtaining such assignment shall not, under any circumstances, constitute a condition to the obligations of any Party to cause the Closing to occur pursuant to Article VII).

Section 11.12 Pennsylvania Matters.

(a) The zoning classification of the Real Property located at: 401 W Waterfront Drive, West Homestead, PA is WDD-Waterfront Development District under the Zoning Ordinance utilized by the Borough of West Homestead, PA.

(b) Each Buyer hereby acknowledges and understands that access to a public road or street in respect of the Real Property located in Pennsylvania may require issuance of a highway occupancy permit from the Pennsylvania Department of Transportation.

(c) A Real Estate Recovery Fund exists to reimburse any person who has obtained a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation, or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about the Real Estate Recovery Fund, call 717-783-3658.

(d) Formal tender of an executed deed or of purchase money is hereby waived in respect of the Real Property located in Pennsylvania.

Section 11.13 Texas Matters. The parties hereto waive any rights Uniform Vendor and Purchase Risk Act of the State of Texas.

Section 11.14 Washington Matters. PURSUANT TO RCW 64.06.010, EACH BUYER WAIVES THE RIGHT TO ANY SELLER’S DISCLOSURE STATEMENT WHICH WOULD OTHERWISE BE REQUIRED UNDER RCW CH. 64.06. FURTHERMORE, IN THE EVENT A SELLER’S DISCLOSURE STATEMENT OR ANY PORTION THEREOF IS REQUIRED UNDER RCW CH. 64.06, PURSUANT TO RCW 64.06.040(3), EACH BUYER WAIVES ANY RIGHT OF RESCISSION OF THIS AGREEMENT ANY BUYER MIGHT OTHERWISE HAVE UNDER RCW CH. 64.06.

Section 11.15 Survival. The provisions of this Article XI shall survive the Closing.

[Signature page follows.]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each Party as of the date first above written.

PARENT:	INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

	By:	/s/ Michael Podboy
	Name:	Michael Podboy
	Title:	Executive Vice President—Investments

BUYERS:	IHP I OWNER JV, LLC, a Delaware limited liability company

	By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel & Secretary

IHP WEST HOMESTEAD (PA) OWNER LLC, a Delaware limited liability company

	By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel & Secretary

BUYER PARENT:	NORTHSTAR REALTY FINANCE CORP., a Maryland corporation

	By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Asset Purchase Agreement]

FINAL FORM

EXHIBIT A

FORM OF DEPOSIT ESCROW AGREEMENT

THIS DEPOSIT ESCROW AGREEMENT (this “Agreement”) is made as of September 17, 2014 (the “Effective Date”), by and among Inland American Real Estate Trust, Inc., a Maryland corporation (“Parent”), IHP I Owner JV, LLC, a Delaware limited liability company (“Buyer I”), IHP West Homestead (PA) Owner LLC, a Delaware limited liability company (“Buyer II” and, together with Buyer I, “Buyers”), and First American Title Insurance Company, a Nebrask corporation (“Escrow Agent”) (Parent, Buyers and Escrow Agent are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).

RECITALS:

WHEREAS, Parent and Buyers are parties to that certain Asset Purchase Agreement dated as of September 17, 2014 (the “Purchase Agreement”), for the sale and purchase of the Hotel Assets. All capitalized terms used, but not defined, in this Agreement shall have the meanings given to them in the Purchase Agreement;

WHEREAS, Buyers are required to deposit certain monies into escrow with Escrow Agent to be held as a Deposit pursuant to the Purchase Agreement in connection with the purchase and sale of the Hotel Assets by Buyers; and

WHEREAS, Escrow Agent is willing to hold such Deposit in escrow, and invest and disburse such Deposit, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Deposit and Investment of Deposit

(a) Deposit and Acceptance of Deposit. No later than the first (1st) Business Day following the date of the Purchase Agreement, Buyers shall deposit with Escrow Agent the aggregate amount of Fifty Million Dollars ($50,000,000) (together with all interest and earnings thereon, the “Deposit”) by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as Schedule A. Escrow Agent shall acknowledge receipt of the Deposit by email to the Parties.

(b) Escrow Account. Escrow Agent shall hold the Deposit in a separate escrow account identified as account no. NCS-673413 (the “Escrow Account”) for the benefit of Parent and Buyers pursuant to this Agreement, and shall not commingle the Deposit with any other third-party deposits or its own funds.

(c) Investment of Deposit. The Deposit or any portion thereof shall be invested in direct obligations of the United States government or any agency or instrumentality thereof; provided, however, that Escrow Agent shall not be obligated to invest the Deposit or any portion thereof pursuant to this Section 1(c) until both Parent and Buyers (i) provide their respective federal tax identification number to Escrow Agent by the execution and delivery to Escrow Agent of a completed IRS Form W-9, and (ii) execute and deliver to Escrow Agent any investment forms or direction letters reasonably requested by Escrow Agent. All interest and other amounts earned on the Deposit shall constitute additional Deposit for all purposes of this Agreement. Buyers shall bear the risk of loss of the Deposit, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by Escrow Agent, its managers, officers, employees or agents.

2. Disbursement of Deposit.

(a) Disbursement at Closing. If the Closing occurs, the Deposit shall be disbursed to Parent at Closing and shall be applied against the Final Purchase Price. For the avoidance of doubt, except in accordance with the express provisions of this Agreement, the Deposit shall be held by Escrow Agent and shall not be released by the Escrow Agent unless and until the Closing occurs. Notwithstanding the foregoing, if the Closing does not occur or if the Purchase Agreement otherwise terminates prior to the Closing, the Deposit shall be disbursed as provided in Section 2(b).

(b) Disbursement if Closing Not Consummated. In the event that the Purchase Agreement is validly terminated prior to the Closing by (i) either Party pursuant to Section 9.1(c) thereof at a time when any Buyer is in breach of any of its representations, warranties, covenants or agreements contained therein, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.3(a) or 7.3(b) thereof or (ii) Parent pursuant to Section 9.1(e) thereof, then, within one (1) Business Day of such termination, Buyers and Parent shall provide joint written instructions to Escrow Agent, instructing Escrow Agent to disburse the Deposit to Parent, subject to the provisions of Section 9.2(d) of the Purchase Agreement. In the event that the Purchase Agreement is terminated prior to the Closing pursuant to Section 9.1(a), 9.1(b), 9.1(c) (other than in the circumstances set forth in clause (i) of the immediately preceding sentence) or 9.1(d) thereof, then, within one (1) Business Day of such termination, Buyers and Parent shall provide joint written instructions to the Deposit Escrow Agent, instructing the Deposit Escrow Agent to disburse the Deposit to Buyers.

(c) In the event that the Escrow Agent receives a notice from any Buyer or Seller (but not both Buyers and Seller), which notice advises the Escrow Agent that (A) the Purchase Agreement has been terminated, (B) a dispute exists with respect to the disbursement of the then-remaining Deposit or (C) the then-remaining Deposit should be disbursed to the Party delivering such notice, the Escrow Agent shall notify the Party that did not deliver such notice of the Escrow Agent’s receipt of such notice, and shall refrain from taking any other action with respect to the then-remaining Deposit until it has received either a joint written instruction from Buyers and Seller, or a duly-issued court order, directing disbursement of the then-remaining Deposit. In addition, notwithstanding Buyers’ and Seller’s obligation to deliver joint written instructions to the Escrow Agent within one Business Day following a valid termination of the Purchase Agreement, as set forth in Section 2(b) hereof, in the event that Buyers and Seller provide such joint written instructions to the Escrow Agent following such one Business Day period, the Escrow Agent shall be entitled to rely on such joint written instructions and may disburse all or any portion of the then-remaining Deposit in accordance with such instructions.

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3. Escrow Fees. All fees, costs and expenses of Escrow Agent with respect to the escrow established pursuant to this Agreement (the “Escrow Fees”) shall be borne equally between Parent on the one hand and Buyers on the other hand. All such Escrow Fees shall be due and payable upon the disbursement of the Deposit.

4. Compliance with Court Orders. Parent and Buyers hereby acknowledge that Escrow Agent may accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a “Court Order”), in which case, notwithstanding anything to the contrary in this Agreement, Escrow Agent shall not be liable to Parent or Buyers by reason of such acceptance, obedience or compliance, regardless of whether such Court Order is subsequently reversed, modified, annulled, set aside or vacated.

5. Release and Indemnification. Parent and Buyers hereby release Escrow Agent and its officers, managers, employees and agents (each, an “Escrow Agent Party”), from any liability, damage, loss, cost or expense incurred by Parent or Buyers to the extent resulting from (a) any action taken or not taken by any Escrow Agent Party in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to its obligations under this Agreement, or (b) any action taken or not taken by any Escrow Agent Party in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party. Parent and Buyers, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent’s obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.

6. Relationship of Parties. Parent and Buyers acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent shall not be deemed to be the agent of either Parent or Buyers.

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7. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one (1) Business Day after the day sent by nationally recognized overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Parent:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Scott Wilton

Michael Podboy

Nicole Grimaldi

Telecopy: (630) 954-5655

with mandatory copies (which shall not constitute notice) to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attn: Cathy A. Birkeland

Telecopy: 312-993-9767

If to Buyers:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Daniel R. Gilbert

Telecopy: (212) 547-2780

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention: Ronald J. Lieberman, Esq.

Telecopy: (212) 547-2704

and

Chatham Lodging Trust

50 Cocoanut Row, Suite 211

Palm Beach, Florida 33480

Attention: Eric Kentoff, Esq.

Telecopy: (561) 804-0909

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with mandatory copies (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Brad Lavender

Telecopy: (212) 884-8238

If to Escrow Agent:

First American Title Company

30 N. LaSalle Street

Suite 2200

Chicago, Illinois 60602

Attn: Reginald Cunningham

Telecopy: (866) 390-7306

8. Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other Parties and any attempted assignment without the required consents shall be null and void and without any legal effect. Any such assignor shall remain jointly and severally liable for its obligations and the obligations of its permitted assignee. Upon any such permitted assignment, the references in this Agreement to Parent, the applicable Buyer or Escrow Agent shall also apply to any such assignee. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

9. Rights of Third Parties. Nothing expressed or implied in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

10. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control.

11. Governing Law; Jurisdiction.

(a) This Agreement and the transactions contemplated herein, and all disputes between the Parties arising out of or related to this Agreement, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

(b) Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties (A) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Delaware, as well as to the jurisdiction of all

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courts to which an appeal may be taken from such courts, in any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (B) agrees that every such Legal Proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event subject matter jurisdiction is unavailable in or declined by the Court of Chancery, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in the State of Delaware with subject matter jurisdiction), (C) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (D) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (E) waives any defense of inconvenient forum to the maintenance of any Legal Proceeding so brought.

(c) Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any Legal Proceeding, including an appeal thereof.

(d) Each of the Parties agrees (i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Party or Parties hereto of the name and address of such agent, (ii) that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to its address as specified in Section 7 hereof with a proof of mailing receipt validated by the U. S. Postal Service shall be effective service of process for any Legal Proceeding brought against it, provided, however, that nothing contained in the foregoing clause shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, and (iii) to the fullest extent permitted by applicable law, that service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

(e) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(E).

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12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

13. Recitals. The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.

14. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. The Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all Parties to this Agreement specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

15. Amendments; Waiver. This Agreement may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each Party and specific reference to this Agreement is made in such writing. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party or Parties against whom enforcement of any such waiver is sought and specific reference to this Agreement is made in such writing. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

16. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be signed and transmitted by facsimile machine or electronic mail (via .pdf or similar transmittal), and any signatures so transmitted shall be treated as an original document.

[Signatures on following page]

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IN WITNESS WHEREOF, Parent, Buyers and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

PARENT:

INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

By:
Name:
Title:

BUYERS:

IHP I OWNER JV, LLC, a Delaware limited liability company

By:
Name:
Title:

IHP WEST HOMESTEAD (PA) OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE COMPANY, a Nebraska corporation

By:
Name:
Title:

[Signature Page to Deposit Escrow Agreement]

SCHEULE A

ESCROW AGENT WIRE INSTRUCTIONS

FINAL FORM

EXHIBIT B-1

FORM OF DEED

Prepared By and

After Recording Return To:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attn: Zonia Medina

Tax Account No:

Consideration: $

Tax Assessed Value: $

Title Insurance Underwriter: First American Title Insurance Company

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of             , 2014, to be effective as of             , 2014, by and between             , a(n)             (the “Grantor”), and             , a(n)             (the “Grantee”), whose mailing address is             .

WITNESSETH:

That for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantor does grant and convey, with SPECIAL WARRANTY to Grantee, in fee simple, as at common law, the following described property:

SEE ATTACHED EXHIBIT “A” FOR

LEGAL DESCRIPTION OF THE PROPERTY

This conveyance is made expressly subject to (i) taxes and assessments, a lien not yet delinquent, (ii) all liens, encumbrances, reservations, restrictions, conditions, covenants, obligations, liabilities, rights-of-way, easements and other matters of record, and (iii) all matters which would be revealed or disclosed by an accurate survey or physical inspection of the property conveyed hereby.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

WITNESS the following signature and seal.

,
a(n)

By:
Name:
Title:

State of                                )

                                             )

County of                            )

On                 , 2014, before me,                 , a Notary Public, personally appeared                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                 that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                               (Seal)

EXHIBIT A

LEGAL DESCRIPTION

A-1

FINAL FORM

EXHIBIT B-2

FORM OF ASSIGNMENT OF LEASEHOLD INTEREST

PREPARED BY:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Zonia Medina

RECORDING REQUESTED BY AND

UPON RECORDATION RETURN TO:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Zonia Medina

ASSIGNMENT AND ASSUMPTION OF

TENANT’S INTEREST IN GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF TENANT’S INTEREST IN GROUND LEASE (this “Assignment”) is made and entered into as of [ • ], 2014 (the “Effective Date”), by and between                         , a(n)                         (“Assignor”), and                         , a(n)                         (“Assignee”) with reference to the following:

RECITALS

A. Assignor is the last and current assignee/successor ground tenant of that certain real property located in the City of                 , County of                 , State of                 , as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), pursuant to that certain ground lease described on Schedule I attached hereto and made a part hereof, as the same may have been amended from time to time (the “Ground Lease”).

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B. Assignor desires to grant, assign, transfer, convey and set over to Assignee, and Assignee desires to acquire, all of Assignor’s estate, right, title and interest in and to the Ground Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant, Warrant and Assignment. Effective as of the Effective Date hereof, Assignor hereby GRANTS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, AND SETS OVER unto Assignee, all of Assignor’s right, title and interest in and to the Ground Lease, together with any and all rights and appurtenances thereto in any way belonging to Assignor.

SUBJECT TO (the “Permitted Exceptions”):

(a) a lien not yet delinquent for general and special taxes and assessments, if any, against the Land and/or structures or other improvements located on the Land;

(b) the terms and conditions of the Ground Lease; and

(c) all liens, encumbrances, covenants, conditions and restrictions, reservations, rights, rights-of-way, easements and other matters of record.

TO HAVE AND TO HOLD forever the above described rights, titles and interests unto Assignee, its successors and assigns, subject only to the Permitted Exceptions.

2. Acceptance and Assumption. Assignee does hereby assume and agree to perform all of Assignor’s obligations under or with respect to the Ground Lease first accruing or arising from and after the Effective Date. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder. Assignor shall remain liable for all of Assignor’s obligations under or with respect to the Ground Lease first accruing or arising prior to the Effective Date. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of related to any breach or default in Assignor’s obligations hereunder.

3. Severability. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Assignment, they shall take any actions necessary to render the remaining provisions of this Assignment valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Assignment to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

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4. Counterparts. This Assignment may be signed in multiple counterparts with the same force and effect as if all required signatures were contained in a single, original instrument.

5. Governing Law. This Assignment shall be construed, interpreted, and enforced pursuant to the applicable laws of the State in which the Land is located, except with respect to any indemnification obligations of the parties hereto which shall be governed by the applicable laws of the State of Delaware.

6. Miscellaneous. Each of Assignor and Assignee agrees to execute such other documents and perform such other acts as may be necessary or desirable to effectuate the intent of this Assignment. If either party brings any action or suit against the other arising from or interpreting this Assignment, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its costs of suit and actual attorneys’ fees, whether or not the same proceeds to final judgment. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

[Signatures on following page]

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Dated this             day of             , 2014.

ASSIGNOR:

,
a

By:
Name:
Title:

[STATE SPECIFIC NOTARY ACKNOWLEDGMENT TO FOLLOW]

[Signature pages continue on next page]

ASSIGNEE:

,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

Legal Description

SCHEDULE I

Ground Lease

FINAL FORM

EXHIBIT C

FORM OF BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made as of                     , 2014 by the entities set forth on Annex A hereto (collectively, the “Selling Subsidiaries”), in favor of IHP I Owner JV, LLC, a Delaware limited liability company (“Buyer I”) and IHP West Homestead (PA) Owner LLC, a Delaware limited liability company (“Buyer II” and, together with Buyer I, “Buyers”).

RECITALS:

WHEREAS, Inland American Real Estate Trust, Inc. (“Parent”), a Maryland corporation, and the ultimate parent company of each Selling Subsidiary, and Buyers are parties to that certain Asset Purchase Agreement, dated as of September 17, 2014 (the “Purchase Agreement”), which provides for, among other things, Parent causing the Selling Subsidiaries to sell, assign, transfer and convey to Buyers the Hotel Assets under the terms and subject to the conditions contained therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Bill of Sale and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Selling Subsidiary hereby agrees as follows:

1.	Certain Defined Terms. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the meanings given to them in the Purchase Agreement.

2.	Transfer of Certain Hotel Assets. Each Selling Subsidiary hereby sells, assigns, transfers and conveys, to the applicable Buyer all of such Selling Subsidiary’s right, title and interest in, to and under the Furnishings, Consumables, Supplies and Retail Inventories owned by such Selling Subsidiary, excluding, in each case, the Excluded Property.

3.	Purchase Agreement. If any of the terms or provisions of this Bill of Sale conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control.

4.	Rights of Third Parties. Nothing expressed or implied in this Bill of Sale shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Bill of Sale.

5.	Electronic Signatures. This Bill of Sale may be signed and transmitted by facsimile machine or electronic mail (via .pdf or similar transmittal), and any signatures so transmitted shall be treated as an original document

6.	Successors and Assigns. This Bill of Sale shall inure to the benefit of Buyers and their respective successors and assigns.

[Signature on following page]

IN WITNESS WHEREOF, each Selling Subsidiary has executed this Bill of Sale as of the date first above written.

SELLING SUBSIDIARIES:

By:	[TO BE INSERTED]

By:
Name:
Title:

[Signature Page to Bill of Sale]

ANNEX A

SELLING SUBSIDIARIES

[TO BE INSERTED]

FINAL FORM

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made as of                     , 2014, by and among the entities set forth on Annex A hereto (collectively, the “Selling Subsidiaries”), IHP I Owner JV, LLC, a Delaware limited liability company (“Buyer I”), and IHP West Homestead (PA) Owner LLC, a Delaware limited liability company (“Buyer II” and, together with Buyer I, “Buyers”) (each Selling Subsidiary and Buyers are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).

RECITALS:

WHEREAS, Inland American Real Estate Trust, Inc. (“Parent”), a Maryland corporation, and the ultimate parent company of each Selling Subsidiary, and Buyers are parties to that certain Asset Purchase Agreement, dated as of September 17, 2014 (the “Purchase Agreement”), wherein Parent has agreed to cause each Selling Subsidiary to assign to the applicable Buyer, and such Buyer has agreed to accept and assume, all of such Selling Subsidiary’s right, title and interest in, to and under the Assigned Contracts, Miscellaneous Hotel Assets, assignable Permits and assignable Intellectual Property (collectively, the “Assigned Interests”), and all of the Assumed Liabilities.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Assignment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Selling Subsidiary hereby agree as follows:

1.	Certain Defined Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the meanings given to them in the Purchase Agreement.

2.	Assignment. Upon the terms and subject to the conditions set forth in this Assignment and the Purchase Agreement, each Selling Subsidiary hereby sells, assigns, transfers and conveys to the applicable Buyer all of such Selling Subsidiary’s right, title and interest in, to and under the Assigned Interests. Notwithstanding the foregoing, each Selling Subsidiary retains the applicable Excluded Assets and Excluded Liabilities.

3.	Assumption and Agreement to be Bound. The applicable Buyer hereby accepts the sale, assignment, transfer and conveyance of each Selling Subsidiary’s right, title and interest in, to and under the Assigned Interests. The applicable Buyer hereby assumes and agrees to perform fully and discharge all of the Assumed Liabilities and agrees to be bound by the terms of the Assumed Liabilities. The assumption by the applicable Buyer of the Assigned Interests and the Assumed Liabilities shall be binding on such Buyer and its successors and permitted assigns in accordance with this Assignment and the Purchase Agreement.

4.	Purchase Agreement. If any of the terms or provisions of this Assignment conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control.

5.	Rights of Third Parties. Nothing expressed or implied in this Assignment shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Assignment.

6.	Counterparts; Electronic Signatures. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment may be signed and transmitted by facsimile machine or electronic mail (via .pdf or similar transmittal), and any signatures so transmitted shall be treated as an original document.

7.	Amendments; Waiver. This Assignment may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each Selling Subsidiary and each Buyer and specific reference to this Assignment is made in such writing. Any provision of this Assignment may be waived if, but only if, such waiver is in writing and is signed by the Party or Parties against whom enforcement of any such waiver is sought and specific reference to this Assignment is made in such writing. The waiver by any Party of a breach of any provision of this Assignment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.	Severability. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Assignment, they shall take any actions necessary to render the remaining provisions of this Assignment valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Assignment to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

9.	Governing Law; Jurisdiction.

a.	This Assignment and the transactions contemplated herein, and all disputes between the Parties arising out of or related to this Assignment, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

b.	Each of the Parties agrees (i) that this Assignment involves at least $100,000.00, and (ii) that this Assignment has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties (A) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any Legal Proceeding arising out of or relating to this Assignment or any of the transactions contemplated herein, (B) agrees that every such Legal Proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event subject matter jurisdiction is unavailable in or declined by the Court of Chancery, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in the State of Delaware with subject matter jurisdiction), (C) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (D) agrees not to bring any Legal Proceeding arising out of or relating to this Assignment or any of the transactions contemplated herein in any other court, and (E) waives any defense of inconvenient forum to the maintenance of any Legal Proceeding so brought.

c.	Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any Legal Proceeding, including an appeal thereof.

d.	Each of the Parties agrees (i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Party or Parties hereto of the name and address of such agent, (ii) that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to its address as specified in the Purchase Agreement with a proof of mailing receipt validated by the U. S. Postal Service shall be effective service of process for any Legal Proceeding brought against it, provided, however, that nothing contained in the foregoing clause shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, and (iii) to the fullest extent permitted by applicable law, that service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

e.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures on following page]

IN WITNESS WHEREOF, each Selling Subsidiary and Buyers have executed this Assignment under seal as of the date first above written.

BUYERS:

IHP I OWNER JV, LLC, a Delaware limited liability company

By:
Name:
Title:

IHP WEST HOMESTEAD (PA) OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

SELLING SUBSIDIARIES:

By:	[TO BE INSERTED]

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

ANNEX A

SELLING SUBSIDIARIES

[TO BE INSERTED]

FINAL FORM

EXHIBIT E

FORM OF GROUND LEASE ESTOPPEL

GROUND LEASE ESTOPPEL

TO:

(“Tenant”)
IHP I Owner JV, LLC, and its successors and assigns

(“Purchaser”)

Re:	(Tenant d/b/a)

Ladies and Gentlemen:

The undersigned, being the landlord under the Ground Lease referred to in Paragraph 1 below (together with its successors and assigns, “Landlord”), understands that Tenant, the existing tenant under the Ground Lease, is contemplating a sale of the Property referred to in Paragraph 1 below to Purchaser. Purchaser is requiring and will be relying upon this certificate, and accordingly, the undersigned hereby certifies to Purchaser the following as of the date hereof:

1. The undersigned is landlord under that certain Lease dated                     , as amended, modified, supplemented or extended by the following (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):                     (collectively, the “Ground Lease”), between the Landlord, as landlord, and                     , as tenant (“Tenant”), for the property located at                     (as more particularly described in the Ground Lease, the “Property”).

2. The Ground Lease is in full force and effect, and represents the entire agreement between Landlord and Tenant with respect to the Property, and has not been amended or modified except as set forth above.

3. There are no events of default as of the date hereof, and Landlord has no knowledge of any event which with the giving of notice, the passage of time, or both, would constitute a default by Tenant under the Ground Lease.

4. The undersigned hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Ground Lease Estoppel on behalf of Landlord.

5. This being an estoppel certificate, neither the Landlord nor any of the Landlord’s directors, officers, employees, members, agents or representatives shall be personally liable to any party with respect to any inaccuracies in the statements made by the Landlord in this certificate; however, the Landlord shall be estopped from asserting against Tenant and Purchaser any facts inconsistent with the statements made by the Landlord in this certificate.

6. This certificate may be relied upon by the above addressees and their successors and assigns, any purchaser or mortgagee of the Property and any title insurer providing title insurance to such purchaser or mortgagee.

[Remainder of page intentionally left blank]

Very truly yours,

LANDLORD:

By:

Name:
Title:

Dated and effective as of                              , 2014

EXHIBIT A

LIST OF GROUND LEASE AND AMENDMENTS

FINAL FORM

EXHIBIT F

FORM OF OWNER’S AFFIDAVIT

OWNER’S TITLE AFFIDAVIT

Order No. See Schedule I

The undersigned (“Affiant”) hereby represents and warrants to and for the benefit of First American Title Insurance Company (the “Title Company”) on behalf of each entity set forth on Schedule I attached hereto (each such entity, an “Owner” and collectively, the “Owners”), and not in his personal capacity, that as of             , 2014:

1. The Affiant is authorized to execute this Affidavit, has familiarity with the Owners management and operations of the Properties noted in Schedule I, and has the authority to bind the Owners to matters as set forth herein.

2. Except as set forth on Exhibit A attached hereto, to the knowledge of Affiant, there are no unrecorded leases or occupancy agreements affecting the properties described in the title reports and/or title commitments (each, a “Title Report”), a listing of which is set forth on Schedule I (each, a “Property” and collectively, the “Properties”), or other parties in possession of the Property.

3. To the knowledge of the Affiant, all management fees for the Properties that are the responsibility of the Owners have been fully paid or will be paid in the ordinary course of business.

4. Except as specifically set forth on any closing statement executed in connection with the transfer of the Properties, the Owners have not entered in any written agreement with any commercial real estate broker for the payment of a commission or similar fee relating to the purchase, sale, management, leasing or other licensed services pertaining to the Properties (including with respect to any other Commercial Real Estate (as defined in O.C.G.A. § 44- 14-601(13)). With respect to any commercial real estate broker disclosed on said closing statement, the amount shown thereon is payment in full satisfaction of all amounts owed to said broker or brokers.

5. Except as set forth on Exhibit B attached hereto:

(a) within the last six (6) months, the Owners have not (i) made, ordered or contracted for or consented to any construction, repairs, alterations or improvements to be made on or to any Property which have not been paid for in full or which will not be paid in the ordinary course of business, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or which will not be paid in the ordinary course of business, or (iii) attached any fixtures to any Property which have not been paid for in full or which will not be paid in the ordinary course of business; and

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(b) to the knowledge of the Affiant, there are no outstanding or disputed claims for any work or item referred to in subparagraph (a).

5. To the knowledge of Affiant, (a) there has been no violation of any covenants, conditions or restrictions (“CC&Rs”) of record affecting any Property and (b) any charge or assessment currently due and owing and provided for in any CC&Rs have been duly paid.

6. As an inducement to the Title Company to insure over any matters attaching or created during the “gap” in time between the last continuation of title and the recording of the appropriate deed, mortgage, or other instrument with respect to any Property, the Owners, as applicable, shall promptly remove of record any matters that such Owner filed of record during said gap period, and shall hold harmless and indemnify the Company for any loss, cost, expense, claim, or damage, including without limitation reasonable attorneys’ fees, arising with respect to any such matters affecting any of any Property.

7. To the knowledge of the Affiant, there are no (i) proceedings in bankruptcy that have been instituted by the Owners in any court nor, (ii) unpaid judgment liens entered against the Owners in any court that would adversely affect title to any Property or the Owners’ ability to convey any Property.

All references herein to the “knowledge” of Affiant or words of similar import shall refer only to the actual knowledge of Affiant.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policies of title insurance in favor of the Insureds (including with respect to any Property located in the state of Georgia, without exception for any possible lien arising from the Commercial Real Estate Broker Lien Act (O.C.G.A. § 44- 14-600 et seq.), said policies as set forth on the aforesaid Schedule I. The Owners shall hold harmless and indemnify Title Company for any actual out-of-pocket loss, cost, expense, claim, or damage, including without limitation reasonable attorneys’ fees, arising by reason of any material incorrectness of any of the statements contained herein, as such statement may pertain to any of the Property.

The foregoing statements shall be deemed to incorporate by this reference: (i) all matters disclosed by or referred to in the applicable Title Report for each Property, including all amendments and revisions thereto, and all other matters of record affecting title to the Land, said Land as described in the policies as set forth on the aforesaid Schedule I, (ii) all matters disclosed by or referred to in any ALTA/ASCM Land Title Surveys (“Surveys”) for each Property delivered to the Title Company in connection with each Property, (iii) all matters arising by, through or under the Insureds or any affiliate of the Insureds under any policies of title insurance issued by the Title Company, and (iv) all matters otherwise disclosed or known to the Title Company.

2

Neither the Affiant, nor any present or future direct or indirect partner, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent (each, a “Non-Liable Person”) of an Owner, shall have any personal liability, directly or indirectly, under or in connection with this affidavit. Any notice required to be given to an Owner shall be deemed given if sent by certified or registered mail to such Owner at the following address: [ • ].

This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Affiant has executed this affidavit as of             , 2014.

AFFIANT:

By:
Name:
Title:

Subscribed and sworn to before me, this

day of             , 2014.

Notary Public

Commission Expires:

SCHEDULE I

(to Owner’s Affidavit)

Owners and Premises

Title Report File No.	Property Address	Interest in Property	Owner

EXHIBIT A

(to Owner’s Affidavit)

Unrecorded Leases

[NONE.]

EXHIBIT B

(to Owner’s Affidavit)

Description of Work and/or Disputed Claims

[NONE.]